                                            FILED PURSUANT TO RULE NO. 424(b)(2)
                                            REGISTRATION NO. 333-63905

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 18, 1998)

                                  $67,621,346

                            Fort James Corporation

                 PASS THROUGH TRUST CERTIFICATES, SERIES 1998

                               ----------------

Fort James Operating Company is offering two classes of its Series 1998 Pass Through Trust Certificates: Class 1998-1 and Class 1998-2. A separate trust will be established for each class of certificates. The trusts' assets are secured notes issued by an owner trustee to refinance the owner trustee's cost of acquiring our power plant and paper manufacturing assets located in Georgia and other paper making equipment. The owner trustee has leased these assets back to us under separate lease agreements.

                               ----------------

 The  secured notes are secured  by a security  interest in these assets  and the rental payments we are obligated  to pay under the lease agreements.
     The rental  payments under  the lease  agreements are  sufficient to repay the secured notes in full. Our lease payments will be guaranteed by our parent company, Fort James Corporation.

                               ----------------

      Fort  James  Operating Company  will  not  list the  offered certificates on any national securities exchange or  on
           any automated  quotation system of  any registered
              securities association such as NASDAQ.

                               ----------------

  PASS                                          INITIAL SCHEDULED          FINAL
 THROUGH                  PRINCIPAL  INTEREST PRINCIPAL DISTRIBUTION    DISTRIBUTION   PRICE TO
CERTIFICATES                AMOUNT     RATE            DATE                 DATE        PUBLIC
------------              ---------  -------- ----------------------   -------------   --------
1998-1.................. $11,629,023   6.10%     January 2, 2000       July 2, 2001      100%
1998-2.................. $55,992,323   7.11%       July 2, 1999       January 2, 2010    100%

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the offered certificates to purchasers on December 30, 1998. Interest on the offered certificates will accrue from the date of delivery. Fort James Operating Company will pay Morgan Stanley & Co. Incorporated a commission of $507,160 and will pay the expenses related to this offering.

                               ----------------

                          MORGAN STANLEY DEAN WITTER

December 11, 1998

                              GENERAL INFORMATION

  These offering materials consist of two documents: (1) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (2) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

  In this Prospectus Supplement, the "Company," "we," "us" and "our" refer to Fort James Operating Company and, unless the context requires otherwise, references to "Fort James" refer to Fort James Corporation.

  We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms for Prospectus Supplement" attached as Appendix A to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

                               TABLE OF CONTENTS

                                    PAGE
                                    ----
       PROSPECTUS SUPPLEMENT
Prospectus Summary.................  S-3
Ratio of Earnings to Fixed Charges
 of Fort James Corporation.........  S-9
Outline of the Transaction......... S-10
Use of Proceeds.................... S-12
Diagram of Payments................ S-13
Description of the Pass Through
 Certificates...................... S-14
Description of the Secured Notes... S-17
Description of the Leases.......... S-30
Description of the Parent
 Guarantee......................... S-38
Description of the Participation
 Agreement and the Refunding
 Agreement......................... S-38
ERISA Considerations............... S-38
The Underwriter.................... S-40
Legal Matters...................... S-41
Appendix A--Index of Terms for
 Prospectus Supplement.............  A-1

                                                                       PAGE
                                                                       ----
                              PROSPECTUS
Available Information.................................................   4
Incorporation of Certain Documents by Reference.......................   4
Formation of the Trusts...............................................   5
Outline of the Leveraged Lease Structure..............................   5
Use of Proceeds.......................................................   7
The Company...........................................................   8
The Lessee............................................................   8
Ratio of Earnings to Fixed Charges of Fort James Corporation..........   9
Description of the Certificates.......................................  10
Description of the Secured Notes......................................  21
Federal Income Tax Consequences.......................................  25
Certain Delaware Taxes................................................  27
ERISA Considerations..................................................  28
Plan of Distribution..................................................  28
Legal Opinions........................................................  29
Experts...............................................................  30

                               ----------------

  You should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus Supplement and the accompanying Prospectus. We are offering to sell pass through certificates and seeking offers to buy pass through certificates, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus Supplement is accurate only as of the date of this Prospectus Supplement, regardless of the time of delivery of this Prospectus Supplement or any sale of the pass through certificates.

                               PROSPECTUS SUMMARY

  This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information about the pass through certificates, the Company or Fort James. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing in the documents incorporated by reference into the Prospectus. See "Incorporation of Certain Documents by Reference" in the Prospectus.

                             FORT JAMES CORPORATION

  Fort James is a preeminent worldwide manufacturer and marketer of paper-based consumer products, including towel and tissue products and disposable tabletop and food service products. Fort James' principal towel and tissue products include bathroom tissue, paper towels, table napkins, boxed facial tissue and wipers. Fort James' disposable tabletop and foodservice products include paper and plastic cups, paper plates and plastic cutlery. Fort James also produces and markets paper-based packaging for food and pharmaceuticals and communications papers.

  Fort James is the result of the merger of a wholly owned subsidiary of James River Corporation of Virginia into Fort Howard Corporation in August 1997. After the merger, James River was renamed "Fort James Corporation."

  Fort James' principal U.S. retail tissue brands include QUILTED NORTHERN bathroom tissue, BRAWNY paper towels, MARDI GRAS printed napkins and paper towels, VANITY FAIR premium dinner napkins, NORTHERN paper napkins, SOFT'N GENTLE bath and facial tissue, SO-DRI paper towels and GREEN FOREST recycled tissue products. Fort James' principal retail tabletop brand is DIXIE brand of disposable cups and plates. Fort James believes that it is the leading supplier of private label tissue products and the leading supplier of both tissue and disposable tabletop products to the growing warehouse club channel.

  The U.S. away-from-home channel, where Fort James sells its products to food service, janitorial supply and sanitary paper distributors for use in restaurants, offices, factories, hospitals, schools and hotels, is also an important distribution channel for Fort James. Fort James is a leading producer of tissue products for the U.S. away-from-home channel and is also one of the largest producers of disposable cups, plates and related products for the away-from-home food service industry.

  In Europe, sales into retail channels are supported by both branded and private label products offerings. European branded products include LOTUS bathroom tissue and VANIA feminine hygiene products, sold primarily in France, COLHOGAR bathroom tissue, sold in Spain, TENDERLY bathroom tissue, sold in Italy, and KITTENSOFT and INVERSOFT bathroom tissue, sold in the British Isles.

  Fort James believes that it is among the lowest-cost producers of tissue products in North America. Fort James believes its cost advantage in North America is derived from a number of factors, including the size and scale of certain of its manufacturing plants, the competitive state of its tissue-making manufacturing assets and the benefits it realizes from its proprietary deinking technology.

                                ----------------

  Fort James' principal executive offices are located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, and its telephone number is (847) 317-5000.

                          FORT JAMES OPERATING COMPANY

  We are a wholly owned subsidiary of Fort James.

                                ----------------

  Our principal executive offices are also located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, and our telephone number is (847) 317-5000.

                                  THE OFFERING

Pass Through Trusts.....  The Fort James 1998-1 and 1998-2 Pass Through Trusts
                          (the "Pass Through Trusts") will be formed pursuant to the Pass Through Trust Agreement and the Trust Supplements to be entered into among us, Fort James and the Pass Through Trustees.

Pass Through Trust        The Pass Through Trusts will collectively own five
 Property...............  series of secured notes ("Secured Notes"). The 1998-1
                          Trust will own the Series A-1, Series A-2 and Series
                          B Secured Notes. The 1998-2 Trust will own the Series
                          C and Series D Secured Notes. The Secured Notes will be issued on a nonrecourse basis by the owner trustee of an owner trust (the "Owner Trust") to refinance secured notes issued in 1991 (the "1991 Secured
                          Notes"). The 1991 Secured Notes were issued by the owner trustee to finance or refinance part of the cost of acquiring certain assets from us in sale leaseback transactions. These assets include our (1)
                          Phase IV paper manufacturing facility (the
                          "Facility"); (2) Phase IV Power Plant (the "Power
                          Plant") and (3) "1991 Equipment" and "1990
                          Equipment," which include three groups of certain paper manufacturing production equipment (we will refer to each group as an "Equipment Group" and we will refer to the Facility, the Power Plant and each Equipment Group as the "Assets"). Each of the Assets has been leased to us pursuant to a separate lease agreement (each, a "Lease"). Each of the Assets is described under "Outline of the Transaction" in this Prospectus Supplement.

                          The Secured Notes will be issued under an indenture dated as of December 19, 1991 between State Street Bank and Trust Company, as Owner Trustee, and Wilmington Trust Company, as Indenture Trustee, as amended (the "Indenture"). A separate series of secured notes relating to each of the Facility, the Power Plant and each Equipment Group will be issued. Each Pass Through Trust will acquire Secured Notes that bear interest at the same rate as the Pass Through Certificates issued by that Pass Through Trust. The maturity date of the Secured Notes held in each Pass Through Trust will coincide with the Final Distribution Date of that Pass Through Trust. The aggregate principal amount of the Secured Notes held in each Pass Through Trust will be the same as the principal amount of the pass through certificates issued by such Pass Through Trust.

PASS THROUGH
 CERTIFICATES

Regular Distribution      January 2 and July 2.
 Dates..................

Special Distribution      Any Business Day.
 Dates..................

Record Dates............  The fifteenth day preceding a Regular Distribution
                          Date or a Special Distribution Date.

Distributions...........  Each Pass Through Trustee will distribute all payments of principal of, premium, if any, and interest on the Secured Notes it receives to holders of pass through certificates on the date the Pass Through Trustee confirms receipt of such amounts, except in certain cases where such Secured Notes are in default. Payments of principal and interest on the Secured Notes are scheduled to be received in specified amounts by the Pass Through Trustees on the Regular Distribution Dates specified above and will be distributed to the certificateholders when received on the corresponding Regular Distribution Date. Payments of principal, premium, if any, and interest on the Secured Notes resulting from prepayments thereof, if any, will be distributed on a Special Distribution Date after not less than 20 days' notice from the Pass Through Trustees to the certificateholders. For a discussion of distributions upon an Event of Default, see "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus.

Principal...............  The Pass Through Trusts will hold the Secured Notes whose principal is payable in scheduled amounts on January 2 or July 2, or both, of each year, commencing on January 2, 2000 for the Secured Notes held by the 1998-1 Trust and July 2, 1999 for Secured Notes held by the 1998-2 Trust, in accordance with the principal repayment schedules set forth under the heading "Description of the Secured Notes" in this Prospectus Supplement.

                          The final distribution date for the Class 1998-1 pass through certificates is July 2, 2001. The final distribution date for the Class 1998-2 pass through certificates is January 2, 2010. These final distribution dates coincide with the maturity dates of the Secured Notes to be held by each related Pass Through Trust.

Interest................  Interest on the pass through certificates will be passed through at the respective rates per annum indicated on the cover of this Prospectus Supplement, which are the interest rates borne by the Secured Notes to be held in each Pass Through Trust. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Book-Entry                When they are issued, the pass through certificates
 Registration...........  issued by each Pass Through Trust will be represented by one fully registered global certificate. The global certificates will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. If you acquire an interest in a pass through certificate you will not be entitled to receive a definitive certificate representing your interest in a Pass Through Trust unless definitive certificates are issued, which will only occur under certain limited circumstances. See "Description of the Certificates--Book Entry Registration--General" and
                          "--Definitive Certificates" in the accompanying
                          Prospectus.

SECURED NOTES

 Principal Payments.....  Principal will be payable on the Secured Notes in installments on January 2 and July 2, or both, of each year, commencing on January 2, 2000 for the Secured Notes held by the 1998-1 Trust and July 2, 1999 for Secured Notes held by the 1998-2 Trust, in accordance with the principal repayment schedules set forth under the heading "Description of the Secured Notes" in this Prospectus Supplement.

                          The maturity date of the Series A-1, A-2 and B Secured Notes is July 2, 2001. The maturity date of the Series C and D Secured Notes is January 2, 2010.

                          Because the maturity date of each series of Secured Notes is prior to the end of the related Lease term, we have agreed to cooperate in refinancing the Secured Notes if they have not been previously redeemed. If the Secured Notes of any series are not refinanced, we are required to make a special rent payment in an amount sufficient to repay such Secured Notes in full at their maturity date.

Interest Payments.......  Interest will be payable on the Secured Notes on the unpaid principal amount on January 2 and July 2 in each year, commencing on July 2, 1999.

Redemptions.............  The Secured Notes may be redeemed under the following circumstances:

                          (a) If an Event of Loss occurs with respect to an
                              Asset, (1) if such Asset is the Facility or the Power Plant, all of the Secured Notes relating to such Asset shall be redeemed and (2) if such Asset is a piece of equipment, the appropriate proportional amount of the Secured Notes relating to the applicable Equipment Group shall be redeemed (unless the piece of equipment is replaced). The redemption price in such case will be the unpaid principal amount of such Secured Notes, plus accrued and unpaid interest, but without any premium;

                          (b) Each Series of Secured Notes may be redeemed at
                              any time at the option of the Owner Trustee with our consent. The Secured Notes shall be redeemed if we exercise any of the options we have to terminate the Leases or purchase the Assets unless we assume the Secured Notes on a full recourse basis. The redemption price in each such case will be the unpaid principal amount of such Secured Notes, plus accrued and unpaid interest, plus a Make-Whole Premium; and

                          (c) So long as an Indenture Event of Default resulting from a Lease Event of Default is continuing, the Owner Trustee may elect to purchase all of the Secured Notes with respect to such Asset, subject to the terms of the Indenture. The purchase price in such case will be the unpaid principal amount of such Secured Notes, plus accrued and unpaid interest, but without any premium.

                          See "Description of the Secured Notes--Redemptions" and "Description of the Pass Through Certificates-- Payments and Distributions" in this Prospectus Supplement and "Description of the Certificates-- Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus.

Security................  The Secured Notes relating to the Facility, the Power
                          Plant or an Equipment Group will be secured by, among other things, a security interest in all of the Assets and an assignment to the Indenture Trustee of the Owner Trustee's rights under the Leases (including the right to receive rentals payable and other amounts payable thereunder, other than Excepted Payments as defined in the section entitled "Description of the Secured Notes--Security"), each Site Lease and each Support Agreement. Each series of Secured Notes will be secured by a lien on all of the Assets and, consequently, a default on one series of Secured Notes constitutes a default under each series. The Secured Notes are secured equally and ratably without preference, priority or distinction on account of the series of such Secured Notes. See "Description of the Secured Notes--Security" in this Prospectus Supplement.

                          The Secured Notes are neither direct obligations of, nor guaranteed by, us or Fort James. Amounts payable by us under the Leases as rent for each Asset will be at least sufficient to pay in full when due all scheduled payments of principal of, premium, if any, and interest on the related Secured Notes.

Fort James Guarantee....  Fort James will enter into a guarantee with respect to our obligations under each Lease, pursuant to which it will irrevocably and unconditionally guarantee the prompt payment of all amounts payable by us under the Leases when such amounts shall become due and payable. See "Description of the Parent Guarantee" in this Prospectus Supplement.

Use of Proceeds.........  Pursuant to the Refunding Agreement, the proceeds from the sale of the pass through certificates will initially be held in escrow. The proceeds will be invested at our discretion and for our account in certain specified investments. We will be responsible for any losses on such investment and will pay any interest shortfall prior to the purchase of the Secured Notes. On January 4, 1999, the Pass Through Trustees will use the proceeds of the Offering to purchase the Secured Notes from the Owner Trust in order to refinance a portion of the Owner Trust's cost of acquiring the Assets that have been leased to the Company. The Owner Trust will use the proceeds to repay the 1991 Secured Notes. See "Use of Proceeds" and "Description of the Participation Agreement and the Refunding Agreement" in this Prospectus Supplement.

Pass Through Trustees...  Wilmington Trust Company will act as Pass Through
                          Trustee for the 1998-1 Pass Through Trust and the 1998-2 Pass Through Trust and as paying agent and registrar for the pass through certificates. Wilmington Trust Company is also the Indenture Trustee under the Indenture.
Federal Income Tax
 Consequences...........  Each Pass Through Trust will be classified as a grantor trust for federal income tax purposes, and therefore you will be treated as the owner of a pro rata undivided interest in the Secured Notes and any other property held in that Pass Through Trust and you will be required to report on your federal income tax return your pro rata share of income from the Secured Notes and any other property held in the related Pass Through Trust in accordance with your method of accounting. See "Federal Income Tax Consequences" in the accompanying Prospectus.

ERISA Considerations....  In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or entities which may be deemed to hold the assets of any such plan (collectively, "ERISA Plans") will be eligible to purchase the pass through certificates, subject to certain conditions. See "ERISA Considerations" in this Prospectus Supplement.

                          By its purchase and acceptance of a pass through certificate, each certificateholder will be deemed to have represented and warranted that either (i) no ERISA Plan assets have been used to purchase such pass through certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such pass through certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

                          Each ERISA Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on ERISA Plans) should consult with its legal advisor concerning an investment in any of the pass through certificates.

         RATIO OF EARNINGS TO FIXED CHARGES OF FORT JAMES CORPORATION

  The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

                                                                               NINE
                                     FISCAL YEAR ENDED                     MONTHS ENDED
                        ------------------------------------------------- ---------------
                        12/26/93     12/25/94  12/31/95 12/29/96 12/28/97 9/28/97 9/27/98
                        --------     --------  -------- -------- -------- ------- -------
Ratio of earnings to
 fixed charges
 (unaudited)(1)........   -- (2)(3)    -- (2)   1.45x    2.06x    1.64x    2.82x   3.48x

--------
(1) In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items, the cumulative effect of changes in accounting principles, minority interests, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, and that portion of rental expense (one-third) deemed representative of the interest factor. Earnings and fixed charges also include the Company's proportionate share of such amounts for unconsolidated affiliates which are owned 50% or more and distributed income from less than 50% owned affiliates. The ratios of earnings to fixed charges give retroactive effect to the merger of a wholly owned subsidiary of James River Corporation of Virginia into Fort Howard Corporation in a transaction accounted for as a pooling of interests.
(2) For the years ended December 26, 1993 and December 25, 1994, earnings were inadequate to cover fixed charges; the amounts of the deficiencies of earnings compared to fixed charges were $2,056.0 million and $84.0 million for 1993 and 1994, respectively.
(3) Includes a pretax charge of $1.98 billion related to the write-off of goodwill.

                          OUTLINE OF THE TRANSACTION

  During 1990 and 1991, the Company, as part of the Phase IV expansion of its Savannah River Mill located in Effingham County, Georgia, completed the acquisition, construction and installation of a paper machine and related structures and equipment (the "Facility"), a fluidized bed boiler and related structures and equipment (the "Power Plant") and three groups (each an "Equipment Group") of certain paper manufacturing production equipment and a package boiler (the "Equipment", and together with the Facility and the Power Plant, the "Assets"). The Facility consists of a twin wire Beloit tissue machine and related structures and equipment, the Power Plant consists of a coal-fired fluidized bed boiler and related structures and equipment and the Equipment consists of various items of converting, shipping, pulp processing and machine shop equipment and a package boiler.

  In order to induce the Company to locate its mill in Effingham County, Georgia, the Effingham County Industrial Development Authority (the "IDA") entered into an arrangement with the Company whereby the Company makes certain payments in lieu of ad valorem taxes otherwise due. In order to effect such arrangement, the IDA holds legal title to all of the Company's land and equipment at the mill (the "Project"), including the Facility, the Power Plant and the Equipment, and leases the Project (including such Assets) to the Company (or its assignee) under a lease (the "IDA Lease") expiring on January 2, 2027. The IDA Lease stipulates that no annual rent shall be payable thereunder and provides that (1) the Company (or its assignee) may remove at any time any property subject thereto, including the Facility, the Power Plant and the Equipment and (2) the Company may acquire title to all the property leased under the IDA Lease upon payment of one dollar.

  The IDA Lease will terminate on January 2, 2027, unless the Company terminates the IDA Lease at any time during the term thereof. Upon termination of the IDA Lease, the IDA agrees to convey legal title to the Project to the Company (or its assignee) for a purchase price of one dollar. To effectuate such conveyance, the Company and the IDA entered into an escrow agreement (the "IDA Escrow Agreement") with an escrow agent (the "Escrow Agent"), pursuant to which the IDA has delivered to the Escrow Agent a limited warranty deed (the "Deed") conveying legal title to the Project to the Company and the Company has delivered to the Escrow Agent the one dollar purchase price for the Project. Under the IDA Escrow Agreement, the Company and the IDA have directed the Escrow Agent that upon termination of the IDA Lease, the Escrow Agent shall deliver the one dollar purchase price to the IDA and shall deliver the Deed conveying the Project to the Company.

  On December 23, 1990, the Company consummated a sale and leaseback transaction (the "1990 Transaction") with respect to the 1990 Equipment by selling its interest in the 1990 Equipment to The Connecticut National Bank, predecessor in interest to State Street Bank and Trust Company (the "Owner Trustee") under the Owner Trust Agreement, and simultaneously leasing the 1990 Equipment from the Owner Trustee as Lessor (the "Lessor") under an equipment lease agreement (the "1990 Equipment Lease").

  On December 19, 1991, the Company consummated a sale and leaseback transaction (the "1991 Transaction") with respect to the Facility, the Power Plant and the 1991 Equipment and refinanced the Secured Notes issued in connection with the 1990 Transaction. The Company sold its interest in such Assets to the Owner Trustee and simultaneously leased such Assets from the Owner Trustee under separate lease agreements for the Facility, the Power Plant and the 1991 Equipment.

  The original Lessor's costs and the Secured Notes to be purchased by the Pass Through Trusts are set forth below:

                                                            SECURED NOTES TO BE
                      SERIES OF SECURED NOTES   ORIGINAL       PURCHASED BY
  ASSET               RELATING TO SUCH ASSET  LESSOR'S COST PASS THROUGH TRUSTS
  -----               ----------------------- ------------- -------------------
1990 Equipment.......       A-1 and A-2        $ 9,456,147      $ 4,235,635
1991 Equipment.......            B              14,993,208        7,393,388
Facility.............            C              46,179,000       32,086,563
Power Plant..........            D              28,923,000       23,905,760
                                               -----------      -----------
  Total..............                          $99,551,355      $67,621,346
                                               ===========      ===========

  In connection with the closing of the 1990 Transaction and the 1991 Transaction, the sale of the Company's interest in the Assets was effected through the assignment of all of the Company's right, title and interest in and to such Assets, including all of the Company's right, title and interest under the IDA Lease with respect to such Assets (including the right to remove such Assets from the IDA Lease and acquire title) to the Owner Trustee. See "Description of the Secured Notes--Security." Whenever the context requires, references herein to ownership, title and related matters with respect to any Asset subject to the IDA Lease at the relevant time shall refer to the rights in and to such Asset of the Owner Trustee and the Company under the IDA Lease.

  Notwithstanding that the Company has assigned all of its right, title and interest in and to each Asset to the Owner Trustee, if upon termination of the IDA Lease the IDA shall purport to convey legal title to any Asset to the Company, the Company will cause legal title to such Asset to be conveyed to the Owner Trustee. In addition, the Company has delivered to the Owner Trustee (who has in turn delivered to the Indenture Trustee as security), an executed deed and bill of sale to such Asset which the Owner Trustee will be authorized to record in the event the IDA purports to convey legal title to such Asset to the Company.

  To take advantage of the current interest rate environment, the Company has requested the Owner Trustee to refund the entire outstanding principal amount of the 1991 Secured Notes. The 1991 Secured Notes will be refunded on January 4, 1999 with the proceeds from the issuance by the Owner Trust of the Secured Notes and the regularly scheduled rent payment to be made by the Company on that date.

  The Pass Through Trustees will use the proceeds from the offering of the pass through certificates to purchase the Secured Notes from the Owner Trust. See "Use of Proceeds" in this Prospectus Supplement.

                                USE OF PROCEEDS

  The pass through certificates are being issued in order to facilitate the refinancing of the debt portion of the 1990 Transaction and the 1991 Transaction. The proceeds of the offering of the pass through certificates will initially be held in escrow. Such proceeds will be invested in certain specified investments having maturity dates in no event later than January 4, 1999 at the discretion and risk of, and for the account of, the Company. The Company will be responsible for any losses on such investments and will pay any interest shortfall prior to the purchase of the Secured Notes. The proceeds from the sale of the pass through certificates will be used by the Pass Through Trustees on behalf of the Pass Through Trusts to purchase from the Owner Trustee the Secured Notes at 100% of the principal amount thereof on, or about January 4, 1999. The proceeds received from the sale of the Secured Notes plus the regularly scheduled rent payment due on that date by the Company will then be used by the Owner Trustee to refund the 1991 Secured Notes, also on January 4, 1999, which is an interest payment date with respect to the 1991 Secured Notes. The Series A-1 1991 Secured Notes to be redeemed have a maturity date of January 2, 2005, the Series A-2 1991 Secured Notes to be redeemed have a maturity date of July 2, 2005, the Series B 1991 Secured Notes to be redeemed have a maturity date of January 2, 2006, the Series C 1991 Secured Notes to be redeemed have a maturity date of January 2, 2015, and the Series D 1991 Secured Notes to be redeemed have a maturity date of July 2, 2016. The 1991 Secured Notes bear interest at 11% per annum and will have an aggregate outstanding principal amount of $67,621,346 after payment of the principal installments due on January 4, 1999.

                              DIAGRAM OF PAYMENTS

  The following diagram illustrates certain aspects of the ongoing payment flows in this transaction among the Company, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the certificateholders.

  The Company has leased the 1990 Equipment, 1991 Equipment, the Facility and the Power Plant from the Owner Trustee each under a separate Lease, pursuant to which the Company will pay rents and certain other amounts to the Owner Trust. The Secured Notes issued by the Owner Trust under the Indenture have been secured by all of the Assets and by an assignment to the Indenture Trustee of certain rights under the Leases and will be secured by an assignment to the Indenture Trustee of certain rights under the Parent Guarantee. Rent is payable under each Lease to the Owner Trustee; however, as a result of the assignment of each Lease, the Company will make rental payments (other than Excepted Payments) under each Lease to the Indenture Trustee, who, in turn, will first apply such payments on behalf of the Owner Trustee to pay the principal of, premium, if any, and interest on the related Secured Notes issued under the Indenture and held in the Pass Through Trusts. The Indenture Trustee will distribute the balance of payments paid under the Leases to the Owner Trust for the benefit of the Owner Participant. The Pass Through Trustees will distribute to certificateholders all payments received in respect of the Secured Notes held in the Pass Through Trusts, including payments, if any, made by Fort James under the Parent Guarantee.





                   [DIAGRAM OF PAYMENTS CHART APPEARS HERE]

                 DESCRIPTION OF THE PASS THROUGH CERTIFICATES

  The pass through certificates offered hereby will be issued by the Pass Through Trustees pursuant to the terms of the Pass Through Trust Agreement among the Company, Fort James and the Pass Through Trustees, as supplemented by the Pass Through Trust Supplements (the "Trust Supplements"). The following summary of the particular terms of the pass through certificates supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the pass through certificates set forth in the accompanying Prospectus under the caption "Description of the Certificates." The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in, and is qualified in its entirety by reference to all of, the provisions of the Pass Through Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part, and to all of the provisions of the Trust Supplements which, together with the forms of the related Refunding Agreement, Participation Agreement, Secured Notes, Indenture, Leases, Parent Guarantee and Owner Trust Agreement, have been filed with the SEC by Fort James or the Company, or will be filed as exhibits to a Current Report on Form 8-K. This summary should be read in conjunction with the statements under the caption "Description of the Certificates" in the accompanying Prospectus.

PAYMENTS AND DISTRIBUTIONS

  The pass through certificates will be issued in fully registered form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. No person acquiring an interest in the pass through certificates will be entitled to receive a definitive certificate representing such person's interest in the Pass Through Trusts unless definitive certificates are issued under the limited circumstances described under the caption "Description of the Certificates--Book-Entry Registration--Definitive Certificates" in the accompanying Prospectus.

  Payments of principal of, premium, if any, and interest on the Secured Notes held in each Pass Through Trust will be distributed by the Pass Through Trustee to certificateholders on each Regular Distribution Date and each Special Distribution Date as described in the following two paragraphs, except in certain cases when some or all of the Secured Notes are in default. See "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus. Interest paid on the Secured Notes will be passed through to the certificateholders on January 2 and July 2 of each year, commencing on July 2, 1999 until the final distribution date for the Pass Through Trusts (each, a "Regular Distribution Date"). Payments of principal on the Secured Notes are scheduled to be received by the Pass Through Trustees on January 2 or July 2, or both, in certain years, commencing on January 2, 2000 for the Secured Notes held by the 1998-1 Trust and July 2, 1999 for the Secured Notes held by the 1998-2 Trust depending upon the terms of the Secured Notes (such scheduled payments of principal and interest on the Secured Notes are herein referred to as "Scheduled Payments"). Scheduled Payments of principal on the Secured Notes held in the Pass Through Trusts are set forth under the heading "Descriptions of the Secured Notes--Principal and Interest Payments" in this Prospectus Supplement.

  The Pass Through Trustees will distribute on each Regular Distribution Date all Scheduled Payments the receipt of which is confirmed by the Pass Through Trustees on such date. Each certificateholder will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Secured Notes. Each such distribution in respect of Scheduled Payments will be made by the Pass Through Trustees to the holders of record of the pass through certificates on the fifteenth day preceding such Regular Distribution Date, subject to certain exceptions. If a Scheduled Payment is not received by the Pass Through Trustees on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date so received by the Pass Through Trustees to such holders of record. If it is received after such five day period, it will be treated as a Special Payment and distributed as described below.

  Payments of principal, premium, if any, and interest received by the Pass Through Trustees on account of the early redemption, if any, of the Secured Notes, and payments received by the Pass Through Trustees following a default in respect of the Secured Notes relating to one or more Assets (including payments received by the Pass Through Trustees on account of the purchase by the Owner Trust of the Secured Notes, the sale by the Pass Through Trustees of one or more Secured Notes or the exercise of remedies under the Indenture by the Indenture Trustee) ("Special Payments") will be distributed on, in the case of an early redemption or a purchase, the date of such early redemption or purchase, which shall be a Business Day (as defined in the Pass Through Trust Agreement), and otherwise, except as described in the next paragraph, 20 days after the Pass Through Trustees have confirmed receipt of the funds for such Special Payment (or the next Business Day after such 20th day if such date is not a Business
Day) (each, a "Special Distribution Date"). The Pass Through Trustees will mail notice to the certificateholders not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustees stating such anticipated Special Distribution Date. Each distribution of a Special Payment, other than the final distribution, on a Special Distribution Date will be made by the Pass Through Trustees to the certificateholders of record on the fifteenth day next preceding such Special Distribution Date. See "Description of the Certificates--Events of Default and Certain Rights upon an Event of Default" in the accompanying Prospectus.

  In the event that as a result of unforeseen circumstances, all of the proceeds from the sale of the pass through certificates are not used to purchase the Secured Notes on the closing date of this offering, such Secured Notes may be purchased by the Pass Through Trustees at any time on or prior to February 2, 1999. In such event, the Pass Through Trustees will hold such proceeds from the sale of the pass through certificates that are not used to purchase Secured Notes in an escrow account pending the completion of arrangements to purchase the Secured Notes not so purchased. Such proceeds will be invested in certain specified investments having maturity dates in no event later than February 2, 1999 at the discretion and risk of, and for the account of, the Company. The Company will be responsible for any losses on such investments and will pay to the related Pass Through Trustee any difference between interest earned on such investments and interest payable on the pass through certificates. To the extent that any amount of the proceeds from the sale of any pass through certificates held in the escrow account referred to above is not used to purchase Secured Notes on or prior to February 2, 1999, such amount will be distributed by the Pass Through Trustees to the holders of record of the pass through certificates on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment. The Special Payment will be made on a Special Distribution Date not later than February 25, 1999, together with interest thereon at a rate equal to the rate applicable to such pass through certificates, but without premium. The Company will pay to the Pass Through Trustees on the Special Distribution Date an amount equal to such interest.

POOL FACTORS

  Unless there has been an early redemption or a purchase of one or more of the Secured Notes by the Owner Trust or Owner Participant after an Indenture Event of Default, or a default in the payment of principal in respect of one or more of the Secured Notes, the Pool Factor for each Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Notes held in such Pass Through Trusts. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of the affected Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the certificateholders.

  The "Pool Balance" indicates for each Trust, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Pass Through Trustee and not yet distributed. The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and the distribution thereof to be made on that date.

  The "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place, with .00000005 being rounded upwards) computed by dividing (1) the then outstanding Pool Balance of such Pass Through Trust by (2) the original aggregate principal amount of the pass through certificates of such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes and distribution thereof to be made on that date.

The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a certificateholder's pro rata share of the Pool Balance of the Pass Through Trust can be determined by multiplying the original denomination of such holder's pass through certificate by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to certificateholders of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

  As of the date of issuance by the Pass Through Trustees of the pass through certificates and assuming that all proceeds are used to purchase Secured Notes on January 4, 1999 and that no early redemption, default or purchase of any Secured Notes shall occur, the aggregate scheduled repayments of principal on the Secured Notes held in each Trust and the resulting Pool Factor after taking into account each such repayment are set forth below.

                                    SERIES 1998-1                       SERIES 1998-2
                         ----------------------------------- -----------------------------------
                          SCHEDULED                           SCHEDULED
      DATE/REGULAR       PAYMENTS OF OUTSTANDING             PAYMENTS OF OUTSTANDING
   DISTRIBUTION DATE      PRINCIPAL   PRINCIPAL  POOL FACTOR  PRINCIPAL   PRINCIPAL  POOL FACTOR
   -----------------     ----------- ----------- ----------- ----------- ----------- -----------
January 4, 1999.........          0  11,629,023   1.0000000           0  55,992,323   1.0000000
July 2, 1999............          0  11,629,023   1.0000000     286,511  55,705,812   0.9948830
January 2, 2000.........  1,752,596   9,876,427   0.8492912     674,628  55,031,184   0.9828345
July 2, 2000............          0   9,876,427   0.8492912     318,027  54,713,157   0.9771546
January 2, 2001.........  1,441,792   8,434,635   0.7253090     753,157  53,960,000   0.9637035
July 2, 2001............  8,434,635           0   0.0000000     353,010  53,606,990   0.9573989
January 2, 2002.........                                        778,068  52,828,922   0.9435030
July 2, 2002............                                        391,842  52,437,080   0.9365048
January 2, 2003.........                                        697,182  51,739,898   0.9240534
July 2, 2003............                                        434,944  51,304,954   0.9162855
January 2, 2004.........                                      1,493,190  49,811,764   0.8896177
July 2, 2004............                                        806,805  49,004,959   0.8752085
January 2, 2005.........                                      1,417,805  47,587,154   0.8498871
July 2, 2005............                                      1,219,569  46,367,585   0.8281061
January 2, 2006.........                                      1,522,895  44,844,690   0.8009078
July 2, 2006............                                      1,353,722  43,490,968   0.7767309
January 2, 2007.........                                      1,635,786  41,855,182   0.7475164
July 2, 2007............                                      1,502,632  40,352,550   0.7206800
January 2, 2008.........                                      2,124,414  38,228,136   0.6827389
July 2, 2008............                                      1,642,114  36,586,022   0.6534114
January 2, 2009.........                                      3,806,484  32,779,538   0.5854291
July 2, 2009............                                              0  32,779,538   0.5854291
January 2, 2010.........                                     32,779,538           0   0.0000000

                       DESCRIPTION OF THE SECURED NOTES

  The following summary of the particular terms and provisions of the Secured Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Secured Notes set forth in the accompanying Prospectus under the heading "Description of the Secured Notes." The statements under this caption are summaries and do not purport to be complete. The summaries relate to, and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Secured Notes and the Indenture, the Leases, the Parent Guarantee, the Refunding Agreement, the Participation Agreement and the Owner Trust Agreement, forms of which have been filed by the Company or Fort James with the SEC or will be filed as exhibits to a Current Report on Form 8-K. The summaries should be read in conjunction with the statements under the heading "Description of the Secured Notes" in the accompanying Prospectus.

GENERAL

  Each series of Secured Notes will be issued under the Trust Indenture, Assignment of Leases, Security Agreement and Deed to Secure Debt dated as of December 19, 1991, as amended (the "Indenture"), between State Street Bank and Trust Company, successor in interest to The Connecticut National Bank, as Owner Trustee of an owner trust for the benefit of the Owner Participant, and Wilmington Trust Company, as Indenture Trustee (the "Indenture Trustee").

  The Owner Trustee has leased the Facility, the Power Plant, the 1990 Equipment and the 1991 Equipment to the Company, each pursuant to a separate Lease between the Owner Trustee and the Company. The Company is obligated to pay Rent to the Owner Trustee under each Lease in respect of each Asset subject to such Lease. The amounts payable under each Lease will be at least sufficient to pay when due all payments of principal of and interest on the related Secured Note. The Secured Notes are not, however, obligations of, or guaranteed by, the Company. The Company's rental obligations under each Lease are general obligations of the Company and will be fully and unconditionally guaranteed by Fort James.

PRINCIPAL AND INTEREST PAYMENTS

  Interest will be payable on each Secured Note through the final distribution date at the respective rates per annum corresponding to the rates to be passed through on the related pass through certificates set forth on the cover page of this Prospectus Supplement on the unpaid principal amount thereof on January 2 and July 2 of each year, commencing July 2, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The principal of each Secured Note will be payable as set forth below until the maturity date for each Secured Note (unless earlier redeemed). The final scheduled principal payment date for each Secured Note is one year after the Early Fixed Price Purchase Option (as defined below) date under the related Lease. See "Description of the Leases--Purchase Options" in this Prospectus Supplement.


PAYMENT DATE             SERIES A-1 SERIES A-2    SERIES B   SERIES C    SERIES D     TOTAL
------------             ---------- ----------  ---------- ----------- ---------- -----------
July 2, 1999............ $        0 $      0     $        0 $         0 $  286,511 $   286,511
January 2, 2000.........    532,099  101,667      1,118,830     674,628          0   2,427,224
July 2, 2000............          0        0              0           0    318,027     318,027
January 2, 2001.........    524,609   89,839        827,344     753,157          0   2,194,949
July 2, 2001............  2,504,184  483,237      5,447,214           0    353,010   8,787,645
January 2, 2002.........          0        0              0     778,068          0     778,068
July 2, 2002............          0        0              0           0    391,842     391,842
January 2, 2003.........          0        0              0     697,182          0     697,182
July 2, 2003............          0        0              0           0    434,944     434,944
January 2, 2004.........          0        0              0   1,493,190          0   1,493,190
July 2, 2004............          0        0              0           0    806,805     806,805
January 2, 2005.........          0        0              0   1,417,805          0   1,417,805


PAYMENT DATE             SERIES A-1 SERIES A- 2    SERIES B   SERIES C    SERIES D      TOTAL
------------             ---------- -----------   ---------- ----------- ----------- -----------
July 2, 2005............          0        0               0           0   1,219,569   1,219,569
January 2, 2006.........          0        0               0   1,522,895           0   1,522,895
July 2, 2006............          0        0               0           0   1,353,722   1,353,722
January 2, 2007.........          0        0               0   1,635,786           0   1,635,786
July 2, 2007............          0        0               0           0   1,502,632   1,502,632
January 2, 2008.........          0        0               0   2,124,414           0   2,124,414
July 2, 2008............          0        0               0           0   1,642,114   1,642,114
January 2, 2009.........          0        0               0   2,366,132   1,440,352   3,806,484
July 2, 2009............          0        0               0           0           0           0
January 2, 2010.........          0        0               0  18,623,306  14,156,232  32,779,538
                         ---------- --------      ---------- ----------- ----------- -----------
  Total................. $3,560,892 $674,743      $7,393,388 $32,086,563 $23,905,760 $67,621,346
                         ========== ========      ========== =========== =========== ===========

If any date scheduled for any payment of principal of or interest on the Secured Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

REPAYMENT AT MATURITY

  Commencing one year prior to the maturity date of each series of Secured Notes, and continuing until such maturity date, the Company is required to or the Owner Participant may take certain actions, including engaging an investment banking firm, with a view to refinancing the Secured Notes prior to such maturity date on commercially reasonable terms and conditions. In certain cases the Company is required to use its best efforts to cooperate with the efforts of the investment banking firm. The proceeds from any such refinancing will be used to repay the Secured Notes at maturity. The Owner Participant will under no circumstances be obligated to utilize its own funds in connection with such transaction, or to provide any credit support or credit enhancement or otherwise put itself at any additional economic risk in facilitating such refinancing.

  If, on or prior to such maturity dates, the Secured Notes are not refinanced, the Company is required to make a special rent payment to the Indenture Trustee (as assignee of the Owner Trustee) at least equal to the aggregate unpaid principal amount of the Secured Notes due on such date and accrued and unpaid interest thereon. The Owner Trustee is required to use such funds to repay the Secured Notes then maturing. (Indenture, Section 3.02(d); Leases, Section 3.2(b))

REDEMPTIONS

  Each of the Leases provides the Company with the option (the "Early Fixed Price Purchase Option") to purchase the Assets subject to such Lease on the following dates: (1) for each Equipment Group on July 2, 2000 and (2) for the Facility and the Power Plant on January 2, 2009. For a more complete description of this purchase option, see "Description of the Leases--Purchase Options." If an Asset is purchased pursuant to such purchase option and the Company shall not have elected to assume the outstanding Secured Notes relating to such Asset, the Owner Trustee shall redeem on the applicable Purchase Redemption Date (1) if such Asset shall be the Facility or the Power Plant, the entire unpaid principal amount of the outstanding Secured Notes relating to such Asset and (2) if such Asset shall be an item of Equipment, such of the unpaid principal amount of the outstanding Secured Notes relating to the applicable Equipment Group as shall be equal to the Proportional Amount, in all cases at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed on such Purchase Redemption Date as a result of such purchase, together with any accrued and unpaid interest thereon to the date of such redemption, plus a Make-Whole Premium. (Indenture, Sections 3.02(c) and 3.03; Leases, Section 6; Participation Agreement, Section 11.06)

  For purposes hereof, "Proportional Amount" with respect to the Secured Notes relating to an Equipment Group shall mean the product of (x) the entire unpaid principal amount of the outstanding Secured Notes of the same series as such Secured Notes and (y) a fraction, the numerator of which shall be Lessor's Cost of the applicable item of Equipment and the denominator of which shall be the aggregate Lessor's Cost of all items of Equipment in such Equipment Group. (Indenture, Section 3.02(c))

  The Owner Trustee may at its option with the prior written consent of the Company redeem the Secured Notes at any time, in whole, at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes, together with any accrued and unpaid interest thereon to the date of such redemption, plus a Make-Whole Premium. (Indenture, Section 3.03)

  The Company may terminate the Lease with respect to an Asset at its option if the Company determines that such Asset is obsolete, uneconomic or surplus to the needs of the Company for any reason (or, in the case of the Power Plant, if the Company has elected to terminate the Facility Lease on a Termination Redemption Date) and the related Assets are sold, or retained by the Owner Trustee. In the event of any such termination, the Owner Trustee shall redeem on the applicable Termination Redemption Date:

    (1) if such Asset shall be the Facility, the entire unpaid principal amount of (x) the outstanding Secured Notes relating to the Facility and
  (y) the outstanding Secured Notes relating to the Power Plant;

    (2) if such Asset shall be the Power Plant, the entire unpaid principal amount of the outstanding Secured Notes relating to such Asset; and

    (3) if such Asset shall be an item of Equipment, such of the unpaid principal amount of the outstanding Secured Notes relating to the applicable Equipment Group as shall be equal to the Proportional Amount, in all cases at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed on such Termination Redemption Date as a result of such termination, together with any accrued and unpaid interest thereon to the date of such redemption, plus a Make-Whole Premium.

  See "Description of the Secured Notes--The Leases--Redemption." (Leases,
Section 7; Indenture, Section 3.02(b))

  If an Event of Loss to an Asset shall occur, unless, if such Asset is an item of Equipment, a functionally comparable item of equipment of equal or greater value, estimated residual value, utility and remaining useful life is substituted for such item of Equipment in accordance with the terms of the applicable Lease, then the Owner Trustee shall redeem on the date on which Stipulated Loss Value is paid pursuant to the applicable Lease (the date of each such redemption being called a "Casualty Redemption Date"):

  (1) if such Asset shall be the Facility or the Power Plant, the entire unpaid principal amount of the outstanding Secured Notes relating to such Asset; and

  (2) if such Asset shall be an item of Equipment, such of the unpaid principal amount of the outstanding Secured Notes relating to the applicable Equipment Group as shall be equal to the Proportional Amount, in all cases at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed on such Casualty Redemption Date as a result of such Event of Loss, together with any accrued and unpaid interest thereon to the date of such redemption, but without any premium.

  Prior to or at the time of the substitution for any item of Equipment that has suffered an Event of Loss, the Company is required to provide the Owner Trustee and the Indenture Trustee with a certificate of an officer of the Company certifying that the item of equipment replacing such item of Equipment meets the requirements set forth above. A certificate or opinion of an engineer, appraiser or other expert as to the fair market value of such replacement item of equipment, however, will not be obtained. See "Description of the Leases--Events of Loss." (Leases, Section 12; Indenture, Section 3.02(a))

  So long as an Indenture Event of Default resulting from a Lease Event of Default shall have occurred and be continuing, the Owner Trustee may, at any time, give the Indenture Trustee and the holders of the outstanding Secured Notes notice of its intention to purchase or redeem the outstanding Secured Notes on the date specified in such notice, which date shall be the first Special Distribution Date occurring more than 25 days from the date on which such notice is given. The purchase or redemption price shall be equal to 100% of the unpaid principal amount of the Secured Notes, together with any accrued and unpaid interest thereon, to the date of such redemption or purchase, but without any premium. (Indenture, Section 3.06)

  The Company may terminate the Leases with respect to all of the Assets at its option at any time (the "Special Termination Option") in the event the Company is required to pay, or is likely to be required to pay, certain tax indemnities to the Owner Participant whereupon title to the Assets shall be transferred to the Company. See "Description of the Leases--Termination." The Owner Trustee shall redeem on the applicable Redemption Date the entire unpaid principal amount of the outstanding Secured Notes at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed on such Redemption Date as a result of such termination, together with any accrued and unpaid interest thereon to the date of such redemption, plus a Make-Whole Premium. (Indenture, Section 3.02(b); Participation Agreement, Sections 11.06 and 16.03)

  "Make-Whole Premium" means, with respect to any Secured Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (1) the present value of the remaining scheduled payments of principal and interest to maturity of such Secured Note computed by discounting such payments on a semiannual basis on each payment date under the Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 50 basis points over (2) the outstanding principal amount of such Secured Note plus accrued interest to the date of determination.

  For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Secured Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (1) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and (2) the other maturing as close as possible to, but later than the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Secured
Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

  "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

  "Average Life Date" for any Secured Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Secured Note. "Remaining Weighted Average Life" on a given date with respect to any Secured Note shall be the number of days equal to the quotient obtained by dividing (1) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Secured Note by (b) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (2) the then outstanding principal amount of such Secured Note.

  Each of the Leases provides the Company with the option (the "Competitor Purchase Option") to purchase the Assets subject to such Lease in the event the Owner Participant becomes a competitor of the Company's tissue paper making business. Also, the Facility Lease and the Power Plant Lease each provide the Company with the option (the "Substantial Modifications Purchase Option") to purchase the Facility and the Power Plant, respectively, in the event the Company desires or is required to make to either of such Assets certain substantial Modifications. For a more complete description of the above-described purchase options, see "Description of Leases--Purchase Options." If an Asset is purchased and the Company shall not have elected to assume the outstanding Secured Notes relating to such Asset (in the case of its election to exercise the Competitor Purchase Option or, under certain circumstances, the Substantial Modifications Purchase Option) or, pursuant to the terms of the Participation Agreement, purchase the Owner Participant's beneficial interest in the Assets (in the case of its election to exercise the Substantial Modifications Purchase Option), the Owner Trustee shall redeem on the applicable Purchase Redemption Date:

  (1) if such Asset shall be the Facility or the Power Plant, the entire unpaid principal amount of the outstanding Secured Notes relating to such Asset; and

  (2) if such Asset shall be an item of Equipment, such of the unpaid principal amount of the outstanding Secured Notes relating to the applicable Equipment Group as shall be equal to the Proportional Amount, in all cases at a redemption price equal to 100% of the unpaid principal amount of the Secured Notes to be redeemed on such Purchase Redemption Date as a result of such purchase, together with any accrued and unpaid interest thereon to the date of such redemption, plus a Make-Whole Premium.

(Leases, Section 6; Indenture, Section 3.02(c); Participation Agreement, Sections 11.06 and 16)

  In the event of any partial or complete redemption of the Secured Notes as described above, the proceeds received by the Pass Through Trustees with respect to such redemption shall be deposited in the Special Payments Account, may be invested in certain obligations of the United States of America at the direction and risk of the Company and shall be distributed to the certificateholders on a Special Distribution Date. See "Description of the Pass Through Certificates--Payments and Distributions." (Pass Through Trust Agreement, Section 4.1)

ASSUMPTION OF SECURED NOTES BY THE COMPANY

  Upon the exercise by the Company of

  (1) its Early Fixed Price Purchase Option under the Facility Lease and the Power Plant Lease at a time when no other Secured Notes are outstanding other than the Secured Notes relating to the Facility and the Power Plant and any Additional Notes (as defined below) issued in connection with the financing of a Modification to the Facility or the Power Plant;

  (2) its Competitor Purchase Option under each of the Leases still in effect;

  (3) its Special Termination Option; or

  (4) under certain circumstances, its Substantial Modifications Purchase
Option,

the Company may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Secured Notes. Such assumption may occur only if, among other things, the Indenture Trustee has received an opinion of counsel to the effect that holders of the Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to federal income tax in the same amount and in the same manner and at the same times, as would have been the case if such assumption had not occurred. (Indenture, Section 3.04; Participation Agreement, Section 11.06)

  In such event, certain relevant provisions of the Leases, including (among others) provisions relating to maintenance, possession and use of the Assets, Liens, insurance and events of default will be incorporated into the Indenture, and the outstanding Secured Notes issued under the Indenture will not be redeemed and will continue to be secured by the Assets. (Indenture, Section 3.04)

DEFEASANCE OF THE INDENTURE AND THE SECURED NOTES IN CERTAIN CIRCUMSTANCES

  After an assumption by the Company of the Secured Notes the Indenture provides that it and the obligations of the Indenture Trustee and the Company thereunder will be deemed to be discharged in full (except for certain obligations, including the obligation to hold money for payment in trust) on the 91st day after the date of irrevocable deposit with the Indenture Trustee of money or certain obligations of the United States which will provide money in an aggregate amount sufficient to pay when due all Secured Notes in accordance with the terms of the Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of the Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred. (Indenture, Sections 10.01 and 10.03)

  After an assumption by the Company of the Secured Notes the Indenture provides that upon such defeasance, or upon deposit with the Indenture Trustee of money sufficient to pay in full all Secured Notes issued under the Indenture no earlier than one year prior to the maturity or redemption thereof, the holders of the Secured Notes will have no beneficial interest in or other rights with respect to the Assets or other property subject to the Lien of the Indenture and such Lien shall terminate. (Indenture, Section 10.01)

SECURITY

  The Secured Notes will be secured by, among other things:

  (1) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (other than certain excepted rights described below) under each Lease, including the right to receive payments of Rent thereunder;

  (2) a security interest held by the Indenture Trustee in each Asset (or leasehold or other interest in each Asset), subject to the rights of the Company under the Lease with respect to such Asset;

  (3) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights under each Assignment (including all of the interest of the Owner Trustee in and to the IDA Lease and the IDA Project Agreement) and each related document;

  (4) an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights under each Site Lease and each Support Agreement described below, including all estate, right, title and interest of the Owner Trustee in and to the land demised under each Site Lease; and

  (5) an assignment by the Owner Trustee to the Indenture Trustee of certain of the Owner Trustee's rights relating to such Leased Property under the Parent Guarantee.

(Indenture, Granting Clauses; Parent Guarantee).

  Pursuant to the Facility Site Lease and the Power Plant Site Lease, the Company has:

  (1) subleased to the Owner Trustee the real property subject to the IDA Lease and necessary for the operation of the Facility (the "Facility Land") and the Power Plant (the "Power Plant Land") for a term equal to the economic useful life of the Facility and the Power Plant, respectively; and

  (2) granted easements of ingress and egress and other necessary rights of access (the "Facility Easements" and "Power Plant Easements", respectively).

(Facility Site Lease, Sections 2 and 3; Power Plant Site Lease, Sections 2 and
3) In addition, the Facilities Agreement and the Power Plant Facilities Agreement require that the Company provide (or make suitable alternative arrangements by which third parties will directly provide) such additional materials and services as may be necessary for the Owner Trustee to operate the Facility or the Power Plant, as the case may be, on a commercially reasonable basis for the period from the expiration or earlier termination of the applicable Lease to the end of the economic useful life of such Asset, including, under the Facilities Agreement, arranging for sales of Facility output for the Owner Trustee. The Facilities Agreement provides that (except in certain limited circumstances) the Company will operate the Facility during such period. The Power Plant Facilities Agreement provides that if requested by the Owner Trustee, the Company will continue to operate, or arrange to have another person operate the Power Plant during such period. The Power Plant Facilities Agreement provides that during such period the Company will be obligated to purchase at fair market value all steam produced by the Power Plant not otherwise sold to third parties or utilized by the Owner Trustee. In addition, the Facilities

Agreement and the Power Plant Facilities Agreement will provide the Company with the right during such period to use certain equipment in the Facility and the Power Plant, respectively, which have previously been utilized in the integrated operation of the entire Savannah River Mill and that are necessary for and incidental to the commercially reasonable operations of those portions of the Savannah River Mill not constituting the Facility or Power Plant. (Facilities Agreement, Section 2; Power Plant Facilities Agreement, Section 2)

  In order to induce the Company to locate its Savannah River Mill in Effingham County, Georgia, the Effingham County Industrial Development Authority (the "IDA") has entered into an arrangement with the Company whereby the Company makes certain payments in lieu of ad valorem taxes otherwise due. In order to effect such arrangements, the IDA holds legal title to all of the Company's land and equipment at the mill (the "Project"), including the Facility, the Power Plant and the Equipment, and leases the Project (including such Assets) to the Company or its assignee under a lease (the "IDA Lease") expiring on January 2, 2027. The IDA Lease stipulates that no annual rent shall be payable thereunder and provides that:

  (1) the Company or its assignee may remove at any time any property subject thereto, including the Facility, the Power Plant and the Equipment; and

  (2) the Company may acquire title to all of the property leased under the IDA Lease upon payment of one dollar.

  In connection with the closing of the 1990 Transaction, the sale of the Company's interest in the 1990 Equipment was effected, and in connection with the closing of the 1991 Transaction, the sale of the Company's interest in the Facility, the Power Plant and the 1991 Equipment was effected, through the assignment of all of the Company's right, title and interest in and to such Assets, including all of the Company's right, title and interest under the IDA Lease with respect to such Assets (including the right to remove such Assets from the IDA Lease and acquire title thereto) to the Owner Trustee. The Leases provide that the Owner Trustee will not remove any Asset from the IDA Lease except under certain circumstances. (Leases, Section 19.11) Notwithstanding that the Company has assigned all of its right, title and interest in and to each Asset to the Owner Trustee, if upon termination of the IDA Lease the IDA shall purport to convey legal title to any Asset to the Company, the Company will cause legal title to such Asset to be conveyed to the Owner Trustee. In addition, in connection with the closing of the sale and leaseback transactions in 1991 with respect to each Asset, the Company delivered to the Owner Trustee (who in turn delivered to the Indenture Trustee as security), an executed deed and bill of sale to such Asset which the Owner Trustee is authorized to record in event the IDA purports to convey legal title to such Asset to the Company.

  The assignment by the Owner Trustee to the Indenture Trustee of its rights under each Lease excludes certain rights of the Owner Trustee and the Owner Participant (collectively, the "Excepted Payments") such as rights relating to (including payments of) indemnification by the Company for certain matters, any letter of credit in favor of the Owner Participant provided by the Company and amounts drawn thereunder, insurance proceeds payable to the Owner Trustee or the Owner Participant under certain casualty insurance maintained separately by the Owner Trustee or the Owner Participant with respect to any Asset and insurance proceeds payable to the Owner Trustee or to the Owner Participant under liability insurance maintained by the Company under such Lease or by the Owner Trustee or the Owner Participant. (Indenture, Granting Clause and Section 1.01)

  If the Indenture Trustee from time to time holds any funds with respect to any Asset, including funds held as the result of an Event of Loss to such Asset or termination of the Lease with respect thereto, the Indenture Trustee will invest and reinvest the funds, (1) at the direction of the Company (except in the case of a Lease Event of Default), if such funds would be payable to the Company, and (2) at the discretion of the Owner

Participant (except in the case of an Indenture Event of Default) in the case of all other funds, will invest and reinvest the funds in certain investments described in the Indenture and the Leases. The Company will be responsible for any loss resulting from any such investment. (Leases, Section 19.7; Indenture, Section 7.04)

ADDITIONAL NOTES

  Additional notes of one or more series ("Additional Notes") may be issued under the Indenture at any time for the purpose of financing the cost of any Modification to any Asset. The Owner Participant will have the right to participate in the financing of any such Modification on terms and conditions mutually acceptable to the Owner Participant and the Company. If mutually acceptable terms and conditions are not agreed to by the Owner Participant and the Company, the Owner Participant will consider in good faith the request of the Company to effect the financing of such cost through the issuance and sale by the Owner Trustee of Additional Notes in accordance with the terms of the Indenture and subject to certain conditions, including:

  (1) if such Modification is not required by any Governmental Rule or Governmental Action, the principal amount of the Additional Notes may not exceed the increase in the fair market sales value of such Asset resulting from such Modification;

  (2) no Lease Event of Default or Indenture Event of Default shall have occurred and be continuing as of the date of such issuance; and

  (3) the Additional Notes shall not rank senior in any respect to the Secured Notes.

  In connection with any such issuance of Additional Notes, the rent payable for the Asset or Assets, as the case may be, subject to such Lease pursuant to
Section 3.1 of such Lease ("Basic Rent") and the other amounts payable by the Company under the applicable Lease will be adjusted to the extent necessary to provide sufficient funds to pay when due the scheduled payments of principal of and interest on the Secured Notes corresponding to such Lease. (Indenture, Section 2.09; Participation Agreement, Section 14.01)

LIMITATION OF LIABILITY

  The Secured Notes are nonrecourse notes. None of the Company, the Owner Trustee (in its individual capacity) or the Indenture Trustee (whether in its individual or trust capacity) shall be personally liable to any holder of a Secured Note for any amounts payable under the Secured Notes or, except as provided in the Indenture or any related document, for any amounts payable or any liability under the Indenture. All payments of principal of and interest on the Secured Notes (other than payments made in connection with an optional purchase or redemption by the Owner Trustee) will be made only from the property subject to the Lien of the Indenture or the income and proceeds received by the Indenture Trustee therefrom (including Rent payable by the Company under the Leases) and only to the extent that the Indenture Trustee shall have received sufficient income and proceeds therefrom to make such payments in accordance with the terms thereof. (Indenture, Section 2.03)

  Except as otherwise provided in the Indenture, the Participation Agreement and any related document, the Owner Trustee in its individual capacity shall not be answerable or accountable under the Indenture or under the Secured Notes under any circumstances except for its own willful misconduct or gross negligence. The Owner Participant will not be liable to the Indenture Trustee or to any holder of any Secured Note under any circumstances for any reason whatsoever except to the extent expressly provided in any Operative Document. (Participation Agreement, Sections 17.11 and 17.15)

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

  Indenture Events of Default under the Indenture include:

  (1) the failure to pay principal of or interest on any Secured Note within 10 days after the same shall have become due and payable;

  (2) the failure of the Owner Participant to perform or observe certain of its covenants or agreements contained in the Participation Agreement, including covenants requiring the discharge of Owner Participant's Liens, and restricting the appointment of successor Owner Trustees, and the termination of the Trust Agreement;

  (3) the failure of the Owner Trustee to perform certain of its covenants or agreements contained in the Participation Agreement or the Indenture, including covenants requiring the discharge of Lessor's Liens, and restricting the transfer of Assets, the termination of the Owner Trust Agreement, its permitted activities, the release of it or the Company from any obligations under the Operative Documents (except as permitted thereby) and so long as the Indenture is in effect, (a) its right to assign any of its right, title or interest to anyone other than the Indenture Trustee, and (b) except as provided in the Operative Documents, its right to (i) accept any payment from the Company, (ii) terminate or consent to the cancellation of any Lease, Site Lease or Support Agreement, (iii) enter into any agreement amending any Operative Document, (iv) execute any waiver or modification of the terms of any Operative Document, (v) settle any claim arising under any Operative Document, or (vi) submit any dispute arising under any Operative Document to arbitration thereunder;

  (4) the failure by either the Owner Participant or the Owner Trustee, as the case may be, to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under the Indenture or any other Operative Document (other than the Tax Indemnity Agreement), which failure shall continue for 30 days after receipt by the Owner Participant or the Owner Trustee of written notice from the Indenture Trustee specifying such failure and requiring it to be remedied; provided, however, that the continuation of any such failure for such 30 day period or such longer period which shall not exceed 180 days shall not constitute an Indenture Event of Default so long as such failure is curable or correctable and the Owner Participant or the Owner Trustee is diligently pursuing the cure or correction thereof;

  (5) representations or warranties of the Owner Trustee (in respect of (a) organizational matters, (b) the enforceability of the Operative Documents to which it is a party, (c) compliance with certain laws and (d) title to the Assets) which prove to be inaccurate in any material respect when made, unless such inaccuracy is no longer material or any material adverse impact thereof is cured within 30 days after receipt by the Owner Trustee of written notice thereof from the Indenture Trustee;

  (6) representations and warranties of the Owner Participant (in respect of (a) organizational matters, (b) the enforceability of the Operative Documents to which it is a party and (c) compliance with certain laws) which prove to be inaccurate in any material respect when made, unless such inaccuracy is no longer material or any material adverse impact thereof is cured within 30 days after receipt by the Owner Participant of written notice thereof from the Indenture Trustee;

  (7) (a) either of the Owner Participant or the Owner Trustee commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or consenting to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or making a general assignment for the benefit of creditors, or taking any corporate action to authorize any of the foregoing, or (b) an involuntary case or other proceeding commenced against either of the Owner Participant or the Owner Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of its or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of ninety (90) days; and

  (8) any Lease Event of Default (other than any Lease Event of Default arising from the failure of the Company to make any Excepted Payment) which shall have occurred and be continuing.

(Indenture, Section 5.02) For a more complete description of the Lease Events of Default, see "Description of the Leases--Lease Events of Defaults."

  If there shall occur an Indenture Event of Default arising from the failure of the Company to make any payment of Rent when due under any Lease, and if, within 30 days after notice of such Indenture Event of Default, the Owner Trustee shall pay or cause to be paid all principal and interest then due on the outstanding Secured Notes and/or such other amount of Rent as was not paid by the Company, then such failure by the Company shall not constitute an Indenture Event of Default, in which case the Indenture Trustee and the holders of the outstanding Secured Notes shall not be entitled to exercise any remedies otherwise available under the Indenture or such Lease as the result of the failure of the Company to make such payment of Rent. Notwithstanding the foregoing, the Owner Trustee's right to cure an Indenture Event of Default resulting from the failure by the Company to pay Basic Rent will be limited to the right to cure two Indenture Events of Default occasioned by successive defaults in the payment of Basic Rent or an aggregate of four Indenture Events of Default occasioned by such defaults in the payment of Basic Rent. The Owner Trustee may also cure any other default by the Company in the performance of its obligations under any Lease in which case such default shall not constitute an Indenture Event of Default so long as (1) such default is curable and correctable and the Owner Trustee is diligently pursuing the cure or correction of such default and (2) the Owner Trustee takes or causes to be taken, within 20 days (or such longer specified period not to exceed 270 days) after the date the Owner Trustee receives actual knowledge of such default, such action as is necessary to cure such default. (Indenture, Section 5.03)

  During the occurrence and continuance of an Indenture Event of Default, the Indenture Trustee may withhold any portion of the Rent otherwise payable to the Owner Trustee under the Indenture until the earlier to occur of (1) the curing, waiving or discontinuance of such Indenture Event of Default and (2) 180 days after the occurrence of such Indenture Event of Default, after which time, unless the Indenture Trustee shall have given notice to declare any of the Leases to be in default or any of the Secured Notes shall have been declared or otherwise shall have become immediately due and payable, such Rent shall be distributed to the Owner Trustee and no further withholding of Rent on account of such Indenture Event of Default shall be effected. (Indenture, Section 4.01)

  The holders of a majority in aggregate principal amount of the outstanding Secured Notes, by written instruction to the Indenture Trustee, may on behalf of all holders waive any past default under the Indenture except a default in the payment of principal or interest on any Secured Note or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of a Secured Note then outstanding. (Indenture, Section 5.08)

REMEDIES

  If an Indenture Event of Default (other than a default caused by the commencement of bankruptcy, liquidation or similar proceedings with respect to the Owner Participant or the Owner Trustee (Indenture, Section 5.02(f)) or the Company (Leases, Section 15(f)) (other than certain Lease Events of Default) shall occur and be continuing under the Indenture, the Indenture Trustee may declare the unpaid principal of all (but not less than all) of the Secured Notes outstanding to be immediately due and payable, together with all accrued and unpaid interest thereon. If an Indenture Event of Default caused by the commencement of bankruptcy, liquidation or similar proceedings with respect to the Company, the Owner Participant or the Owner Trustee shall occur and be continuing thereunder, the unpaid principal of all Secured Notes then outstanding, together with accrued interest thereon and any other amounts due thereunder, automatically becomes due and payable without any action on the part of the Indenture Trustee. (Indenture, Section 5.04)

  The Indenture also provides that if an Indenture Event of Default thereunder shall occur and be continuing, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if a Lease has been declared in default) one or more of the remedies under such Lease, subject to the Owner Trustee's rights to cure such default or redeem or purchase the Secured Notes under the Indenture. See "Description of the Leases--Lease Events of Default." Such remedies may be exercised by the Indenture Trustee to the exclusion of the Owner Trustee and, subject to the terms of each Lease, the Company. Any Asset sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of the Company under the Lease with respect to such Asset; provided that no exercise of any remedies by the Indenture Trustee may affect the rights of the Company under any Lease unless a Lease Event of Default under any Lease has occurred and is continuing and each Lease shall have been declared to be in default. (Leases, Section 9.1; Indenture, Sections 5.04,
5.05 and 5.09)

  The Indenture provides that the Indenture Trustee will not exercise foreclosure remedies under the Indenture for an Indenture Event of Default which results from a Lease Event of Default unless it has exercised or is exercising material remedies seeking to dispossess the Company under each Lease, unless exercising such remedies under such Lease shall be prohibited by law, governmental authority or court order. (Indenture, Section 5.04(a))

  In addition, if an Indenture Event of Default results from a Lease Event of Default, the Indenture Trustee shall not exercise remedies under the Indenture with respect to such Indenture Event of Default for a period of 20 days after notice of such Indenture Event of Default by the Indenture Trustee to the Owner Trustee and each registered holder of a Secured Note (each a "Loan Participant").

  The holders of a majority in aggregate unpaid principal amount of the Secured Notes outstanding under the Indenture may cause the Indenture Trustee to give such notice, consent or direction or exercise such right, remedy or power under the Indenture or under any Lease or any other related agreement, but in such event the Indenture Trustee shall not be required to take any action under the Indenture or expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder or in the exercise of any of its rights and powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. (Indenture, Sections 6.02 and 6.04)

  If an Indenture Event of Default under the Indenture occurs and is continuing and either the Indenture Trustee (as assignee of the Owner Trustee) shall have declared any of the Leases to be in default or any of the Secured Notes shall have been declared or otherwise shall have become immediately due and payable, any sums held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any unpaid fees for its services under the Indenture and any unreimbursed tax, expense or other loss incurred by it prior to any payments to holders of the Secured Notes. (Indenture, Section 4.03)

  An important purpose of the owner trust structure is to ensure that the right of certificateholders to receive payments on the pass through certificates would not be impaired in the event of the bankruptcy of the Owner Participant. The terms of the Owner Trust Agreement and provisions of the United States Bankruptcy Code, as amended (the "Bankruptcy Code") should cause the Owner Trust to be ineligible to be a debtor under the Bankruptcy Code and should prevent the Assets and the rights of the Owner Trustee in the related Operative Documents from being treated as part of the Owner Participant's bankruptcy estate. In the event of the bankruptcy of the Owner Participant, it is possible, however, that the structure might be disregarded and the Assets, Leases and Secured Notes and certain other related documents might become part of the bankruptcy proceeding. In such event, payments under the Leases or on the Secured Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of the Leases and the Assets.

POSSIBLE REJECTION OF CERTAIN OPERATIVE DOCUMENTS IN BANKRUPTCY

  If the Company were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, the Company or its bankruptcy trustee could reject any Lease. Similarly, in such event, the Company or its bankruptcy trustee could reject other of the Operative Documents, such as the Site Leases (pursuant to which the Company subleases and grants easements with respect to the Sites to the Owner Trustee) and the Support Agreements (pursuant to which the Company agrees to provide certain services to the Owner Trustee in the event of the termination of the Facility Lease or the Power Plant Lease). In such event, there could be no assurance that the amount of any claim for damages that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the Secured Notes, or if allowed, that the Company would have sufficient assets to pay such claim.

  Under Section 502(b)(6) of the Bankruptcy Code, a claim by a lessor for damages resulting from the rejection of a lease of real property in connection with bankruptcy proceedings affecting the lessee may be limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of 1 year or 15 percent (but not more than 3 years) of the remaining term of the lease, plus rent already due but unpaid. Although each of the Leases purports not to be a lease of real property, there can be no assurance that a bankruptcy court could not find it subject to these limitations. The characterization of the property comprising the Assets as personal or real property involves the interpretation of Georgia law. Because there is a lack of clear precedent, the Company is unable to predict how a bankruptcy court would rule on this question.

  In any case, rejection of a Lease by the Company or its bankruptcy trustee would not deprive the Indenture Trustee of its security interest in the applicable Assets. However, rejection of a Site Lease or Support Agreement by the Company or its bankruptcy trustee could make it impossible to operate the Assets or certain of the Assets at the Sites and, in addition, could require the removal of some or all of the Assets to another location. There can be no assurance that it would be economical to remove certain of the Assets to another location.

MODIFICATION OF INDENTURE AND OTHER OPERATIVE DOCUMENTS

  The Indenture contains provisions permitting the Owner Trustee and the Indenture Trustee to enter into supplements and amendments to the Indenture, without the consent of the holders of the Secured Notes:

  (1) to subject additional property to the Lien of the Indenture or to correct or amplify the description of property subject to the Lien of the Indenture;

  (2) to add to the covenants of the Owner Trustee for the benefit of the holders, or to surrender any right or power of the Owner Trustee, the Owner Participant or the Company under the Indenture;

  (3) to cure or correct any ambiguity or defective or inconsistent provision of the Indenture, provided that such action shall not adversely affect the interests of any holder of the Secured Notes;

  (4) to provide for the assumption by the Company of the obligations of the Owner Trustee under the Indenture;

  (5) to evidence the succession of a new Owner Trustee or new Indenture Trustee or the appointment or removal of any co-trustee or separate trustee;

  (6) to convey, transfer, assign, mortgage or pledge any property to or with the indenture or to make any other provisions with respect to matters or questions arising under the Indenture so long as such action shall not adversely affect the interests of the holders of the Secured Notes;

  (7) to add to the rights of the holders of the Secured Notes;

  (8) to include on the Secured Notes any legend as may be required by law; or

  (9) in connection with (a) Additional Notes or (b) the refinancing or refunding of the Secured Notes or (c) the sale of the Secured Notes to a third party (Indenture, Section 9.01)

  The Indenture also contains provisions permitting the Owner Trustee and the Indenture Trustee, with the consent of a majority in unpaid principal amount of the Secured Notes outstanding under the Indenture, to amend or supplement the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture, except that without the consent of the holder of each Secured Note outstanding under the Indenture, no amendment or modification of the Indenture may:

  (1) change the stated maturity of the principal of, or any installment of interest on, or any mandatory or optional repayment or redemption provision with respect to, any Secured Note, or change the principal amount thereof or any other amount payable in respect thereof or reduce the interest thereon, or change the place of payment where, or the coin or currency in which, any Secured Note or the interest thereon is payable;

  (2) permit the creation of any Lien on the assets subject to the Indenture not otherwise permitted thereunder or deprive any holder of the benefit of the Lien of the Indenture upon such assets, or any portion thereof, for the security of its Secured Notes;

  (3) change the percentage of the aggregate principal amount of the Secured Notes required to take or approve any action under the Indenture or any other Operative Document;

  (4) adversely affect any indemnities in favor of any holder of the Secured Notes under the Operative Documents (except as may be consented to by such holder); or

  (5) modify the order of priorities in which distributions of the income and proceeds of the Indenture Estate are to be made or certain other specified provisions.

(Indenture, Section 9.02(a)) The Indenture also provides that certain provisions of the other Operative Documents may be amended or modified by the parties thereto without the consent of any holder of the Secured Notes outstanding under the Indenture. However, no such amendment or modification shall, without the consent of the holder of each outstanding Secured Note, amend or modify any Lease in such manner (1) as to reduce the amounts payable by the Company under such Lease or change the time for the payment thereof, including the payment of Supplemental Rent due on the final distribution date, so that such payments are less than the amounts necessary to pay the principal of and interest on the outstanding Secured Notes as they become due under the Indenture, or change any of the circumstances under which Stipulated Loss Value or Termination Value is payable or (2) as would release the Company from its obligation in respect of payment of Basic Rent, Supplemental Rent Stipulated Loss Value or Termination Value or change the absolute and unconditional character of such obligations as set forth in such Lease. (Indenture, Section 9.02(a))

                           DESCRIPTION OF THE LEASES

  The following summary of the particular terms and provisions of the Leases supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Leases set forth in the accompanying Prospectus under the heading "Outline of the Leveraged Lease Structure." The statements under this caption are summaries and do not purport to be complete. The summaries relate to, and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Leases, the Secured Notes, the Indentures, the Parent Guarantee, the Refunding Agreement, the Participation Agreement and the Owner Trust Agreement, forms of which have been filed by the Company or Fort James with the SEC or will be filed as exhibits to a Current Report on Form 8-K. The summaries should be read in conjunction with the statements under the heading "Outline of the Leveraged Lease Structure" in the accompanying Prospectus.

TERM AND RENTALS

  Each of the Facility, the Power Plant, the 1990 Equipment and the 1991 Equipment has been leased separately by the Owner Trustee to the Company for a basic lease term (the "Basic Lease Term") and, at the option of the Company, certain renewal terms. The Basic Lease Term commenced on January 2, 1991 for the 1990 Equipment and commenced on January 2, 1992 for the Facility, the Power Plant and the 1991 Equipment and will expire for each Asset on the dates specified below with respect to such Asset or Assets unless previously terminated in accordance with the terms of the applicable Lease.

                                                                BASIC LEASE TERM
      ASSET OR ASSETS                                           EXPIRATION DATE
      ---------------                                           ----------------
      Facility.................................................    July 1, 2016
      Power Plant.............................................. January 1, 2017
      1990 Equipment........................................... January 1, 2006
      1991 Equipment...........................................    July 1, 2006

  The Basic Rent payments by the Company under each Lease are payable on each January 2 and July 2 (or if such a day is not a Business Day, on the next succeeding Business Day) (each, a "Basic Rent Payment Date"), and are to be paid to the Indenture Trustee as assignee of the Owner Trustee so long as any Secured Notes relating to such Lease are outstanding. Such payments will be used to make payments of principal and interest due on the Secured Notes relating to such Lease, which will in turn furnish the funds to be distributed by the Pass Through Trustees to the certificateholders on January 2 and July 2 of each year, commencing July 2, 1999. (Indenture, Section 4.01) Rental payments that the Company is obligated to make under each Lease will not be less than the scheduled payments of principal of and interest on the Secured Notes related to such Lease. (Leases, Section 3.5) Although in certain cases, the semiannual Basic Rent payments under a Lease may be adjusted, under no circumstances will rent payments that the Company is obligated to make under such Leases be less than the scheduled payments of principal of and interest on the Secured Notes corresponding to such Lease. (Leases, Section 3.5) The balance of the Basic Rent payments under all of the Leases, after payment of the scheduled principal of and interest on the Secured Notes, will be paid over to the Owner Trustee for the account of the Owner Participant. (Indenture, Section 4.01) The Company's obligation to pay Rent and to make other payments under each Lease is a general obligation of the Company. (Leases, Section 15) Fort James has irrevocably and unconditionally guaranteed the full and prompt payment of all amounts payable by the Company under each Lease, the Participation Agreement and each of the other related Operative Documents when and as the same shall become due and payable.

NET LEASE, MAINTENANCE AND USE

  The Company's obligations under each Lease are those of a lessee under a "net lease." Accordingly, the Company is obligated, at its own expense, to pay all costs and expenses of operating the Assets and to operate and maintain each Asset:

  (1) in accordance with good industry and sound engineering practice and the Company's established maintenance and repair programs so as to keep such Asset in good working order and condition, ordinary wear and tear excepted;

  (2) in compliance with contractors' and manufacturers' warranty requirements; and

  (3) subject to certain exceptions, in compliance with all applicable Governmental Rules and Governmental Actions as such terms are defined in the applicable Lease.

(Leases, Section 11.1) The Company is obligated to promptly repair or replace any Component or Replacement Component of each Asset (other than obsolete, redundant or unnecessary Components or Replacement Components that the Company is permitted to remove to the extent described below) which from time to time fails to function in accordance with its intended use, or becomes worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. The Company shall maintain all Replacement Components of such Asset in as good operating condition as, and with a value, utility and remaining useful life at least equal to, the Components or Replacement Components of such Asset replaced, assuming such replaced Components or Replacement Components were in at least the condition, utility and repair required to be maintained under the Lease corresponding to such Asset and shall not discriminate against such Asset or any Component or Replacement Component of such Asset (as compared to other property of the same or similar type owned or leased by the Company) with respect to maintenance. Title to all Components and Replacement Components of each Asset shall vest in the Owner Trustee. Notwithstanding the foregoing, if at any time during the lease term for any Asset the Company shall conclude that any property included in such Asset is obsolete, redundant or unnecessary and can be removed without diminishment of the value, estimated residual value or utility of such Asset or reduction of the remaining useful life of such Asset, the Company may remove such property. (Leases, Section 11.8)

MODIFICATIONS AND ADDITIONAL NOTES

  The Company is obligated, at its expense, to make all Modifications to each Asset as may be required from time to time to meet the requirements of all applicable Governmental Rules and Governmental Actions unless the Company elects to terminate the Lease with respect to such Asset pursuant to the terms thereof. See "Description of the Leases--Termination." The Company also has the right to make other Modifications to any Asset not required by any Governmental Rule or Governmental Action. All Modifications to an Asset shall be completed in a manner (but only to the extent practicable in the case of Modifications to such Asset required by any Governmental Rule or Governmental Action) which does not decrease the fair market sales value of such Asset or decrease the remaining useful life, utility or estimated residual value of such Asset. Severable Modifications to any Asset not required by any Governmental Rule or Governmental Action will remain the property of the Company but may be purchased by the Owner Trustee at fair market value upon termination of the Lease corresponding to such Asset if not theretofore removed (or, under certain circumstances, if removed within 18 months prior to the end of the lease term for such Asset) and if such Asset shall not have been transferred to the Company pursuant to the applicable Lease or the Participation Agreement. Title to all severable Modifications to any Asset required by any Governmental Rule or Governmental Action and to all nonseverable Modifications to any Asset shall vest in the Owner Trustee and will be subject equally and ratably to the Lien of the Indenture. In addition, the Company will have the right to request the Owner Participant to consider in good faith effecting the financing of the cost of any Modification through the issuance and sale by the Owner Trustee of Additional Notes under the Indenture. (Leases, Section 11; Participation Agreement, Section 14; Indenture, Section 2.09) See "Description of the Secured Notes--Additional Notes."

SUBLEASE

  The Company may sublease any Asset to another Person (including in any such sublease of the Facility or the Power Plant, a sub-sublease of the applicable land and commensurate grant of the applicable Easements) so long as such sublease shall be subject and subordinate to the Lease corresponding to such Asset. Each such sublease shall:

  (1) prohibit a further assignment, sublease or disposition of the interests covered thereby;

  (2) be deemed assigned to the Owner Trustee during the continuation of a Lease Event of Default; and

  (3) in no event continue beyond the lease term for such Asset.

  The Company shall remain primarily liable under the applicable Lease with respect to such Asset, and all terms and conditions thereof and of the other Operative Documents shall be complied with as though no such sublease was in existence. (Leases, Section 14.2)

LIENS

  The Assets will be maintained free of any Liens other than:

  (1) the respective rights of the Company, the Owner Participant, the Owner Trustee, the Indenture Trustee and the holders of the Secured Notes, as provided in the Operative Documents;

  (2) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens;

  (3) Liens for Taxes (as defined in the applicable Lease) either not delinquent or being contested in good faith and by appropriate proceedings;

  (4) material men's, mechanics' and other like Liens arising in the ordinary course of business or in the course of constructing, repairing, equipping or installing, modifying or expanding the Assets or any part thereof, for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings;

  (5) Liens arising out of judgments or awards against the Company with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith;

  (6) the rights and interests of the IDA in the Assets and the Sites as provided in the IDA Lease;

  (7) Site Liens (as defined in the applicable Lease); and

  (8) assignments and subleases permitted by each Lease.

  The Company may not, however, contest any lien described in clauses (3), (4) and (5) above, if such contest involves any material danger of, the sale, forfeiture or loss of the applicable Asset or materially interferes with the use thereof, or disposition of title thereto, in which case the Company is required to discharge such lien. (Leases, Sections 10 and Appendix A)

INSURANCE

  The Company, at its own cost and expense, is obligated to carry and maintain or cause to be carried and maintained at all times during the lease term for each Asset:

  (1) insurance with respect to such Asset against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, vandalism and malicious mischief, in amounts sufficient to prevent the Owner Trustee, the Owner Participant, the Pass Through Trustees, the Company or the Indenture Trustee from becoming co-insurers of any partial loss under the applicable policies, and in amounts equal to the sum of Stipulated Loss Value for the Facility, the Power Plant or any item of Equipment, as the case may be, on a "stated value" basis, to the extent such insurance coverage is available on commercially reasonable terms and conditions;

  (2) public liability, including personal injury and property damage and comprehensive general liability, insurance against claims arising out of or connected with the possession, use, leasing, operation or condition of any Asset then subject to a Lease in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with a combined single limit of not less than $10,000,000 for personal injury and property damage with respect to any one occurrence;

  (3) explosion insurance in respect of any steam and pressure boilers and similar apparatus located on the real property subject to the IDA Lease in amounts not less than those required by clause (2) above;

  (4) appropriate workers' compensation insurance with respect to any work on or about the real property subject to the IDA Lease; and

  (5) such other insurance with respect to such Asset against loss or damage of the kinds from time to time customarily insured against by persons owning or using similar property in such amounts as shall be deemed adequate by an expert selected by the Company and approved by the Owner Trustee.

  The insurance required under clause (1), (2) or (3) above may be subject to deductible amounts and self-insured retention not exceeding $5,000,000 in the aggregate, over all of the Leases. The insurance required under clause (4) above may be subject to deductible amounts and self-insured retention not exceeding $300,000 per occurrence and $5,000,000 in the aggregate over all of the Leases. All proceeds of such insurance on account of any damage to or destruction of any Asset shall be payable to the Indenture Trustee for any loss in excess of a specified amount (the greatest such amount being $10,000,000) and applied to the repair or restoration of such Asset. Such insurers shall be of recognized responsibility authorized to insure risks in the State of Georgia having an A.M. Best rating of at least "A" and an A.M. Best capital and surplus designation of at least "X" or shall be reasonably satisfactory to the Owner Trustee. Such insurance may be carried under blanket policies maintained by the Company so long as such policies otherwise comply with the provisions of the Leases. The Owner Trustee, the Owner Participant, the Indenture Trustee, the Pass Through Trustees and the IDA are included as additional insured under all third-party liability policies which the Company maintains pursuant to the Leases and, with respect to each Asset, the Owner Trustee and the Indenture Trustee (for so long as such Asset is subject to the Lien of the Indenture) will be included as insured and, to the extent proceeds are payable to it as provided in the Lease corresponding to such Asset, loss payees under the "all-risk" insurance maintained by the Company pursuant thereto. In addition, the insurance policies maintained under the Leases will provide that, in respect of the respective interests of the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant, the insurance will not be invalidated by any action or inaction of the Company or any other Person and such insurance shall insure the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and the Owner Participant as their interests may appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company and that if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Owner Trustee, the Owner Participant, the Pass Through Trustees or the Indenture Trustee for 30 days after receipt by the Owner Trustee, the Owner Participant, the Pass Through Trustees or the Indenture Trustee, respectively, of written notice from such insurers of such cancellation, change or lapse. (Leases, Section 13)

PURCHASE OPTIONS

  Each Lease provides for various purchase options that may be exercised by the Company prior to the end of the Basic Lease Term for the Assets subject to such Lease. So long as no Lease Event of Default or payment default or bankruptcy default shall have occurred and be continuing under any Lease on the date the Company gives notice of its irrevocable election to exercise the purchase option described in this sentence, the Company shall have the right under each Lease (the "Early Fixed Price Purchase Option") to purchase all of the Assets subject to such Lease on the Basic Rent Payment Date specified below with respect to such Asset or Assets at a purchase price to be calculated in accordance with the terms of the applicable Lease:

                                                                   BASIC RENT
      ASSET OR ASSETS                                             PAYMENT DATE
      ---------------                                            ---------------
      Facility.................................................. January 2, 2009
      Power Plant............................................... January 2, 2009
      1990 Equipment............................................    July 2, 2000
      1991 Equipment............................................    July 2, 2000

  Each Lease also provides the Company with the right (the "Competitor Purchase Option") to purchase all the Assets subject to such Lease under certain circumstances if the Owner Participant becomes a competitor of the Company's tissue paper making business at a purchase price to be calculated in accordance with the terms of the applicable Lease. In addition, under the Facility Lease and the Power Plant Lease, the Company has the right (the "Substantial Modifications Purchase Option"), so long as no Lease Event of Default or payment default or bankruptcy default (with or without the giving of notice or lapse of time, or both) shall have occurred and be continuing thereunder at the time the Company gives notice of its irrevocable election to exercise such purchase option, to purchase the Facility and the Power Plant, respectively, in the event the Company desires or is required to make to either of such Assets (1) a nonseverable Modification or series of related nonseverable Modifications or (2) a severable Modification or series of severable Modifications required by law, in either case with an estimated cost in excess of 20% of Lessor's Cost thereof that are not financed by the Owner Trustee.

  In order to exercise either the Early Fixed Price Purchase Option or the Substantial Modifications Purchase Option under the Facility Lease or the Power Plant Lease, the Company must also purchase the Power Plant or the Facility, respectively, pursuant to the Lease corresponding to such Asset. In addition, in order to exercise the Competitor Purchase Option with respect to any Asset under the applicable Lease, the Company must at the same time purchase all of the other Assets then subject to any Lease. (Leases, Section 6.1)

  In the event the Company has the right to exercise its Substantial Modifications Purchase Option with respect to the Facility or the Power Plant, it shall also have the option, instead of purchasing such Assets, to purchase the Owner Participant's beneficial interest in all of the Assets or, under certain circumstances, assume the Secured Notes. In such event, the Secured Notes applicable to such Asset will not be redeemed and will continue to be secured by such Asset and the related Lease. (Participation Agreement, Section
16) In the event the Secured Notes relating to any Asset are outstanding at the time the Company purchases such Asset pursuant to one of the purchase options described above and the Company does not assume the Secured Notes or purchase the Owner Participant's beneficial interest in the Assets, as applicable, the purchase price for such Asset will be an amount at least sufficient to pay the principal of and interest on such Secured Notes and the Make-Whole Premium. (Indenture, Section 3.02(c); Leases, Section 6.1)

TERMINATION

  Subject to certain conditions, if the Company determines that any Asset is obsolete, uneconomic or surplus to the needs of the Company for any reason (including, without limitation, by reason of burdensome Governmental Rules), the Company is permitted to terminate the Lease, with respect to such Asset during the Basic Lease Term for such Asset. To exercise its right to terminate the Lease with respect to any Asset, the Company shall be obligated to provide the Owner Trustee and the Indenture Trustee with notice prior to the Basic Rent Payment Date as of which the Company elects to terminate the Lease with respect to such Asset (a "Termination Date"). The Company shall be permitted under certain circumstances at its option by written notice to the Owner Trustee and the Indenture Trustee to revoke any such notice of termination, in which event the Lease will not terminate with respect to such Asset. Following such notice of termination, the Company will, as agent for the Owner Trustee, solicit bids for the cash purchase of such Asset on such Termination Date. The Owner Trustee may also solicit bids for the cash purchase of such Asset on such Termination Date independent of the Company. The Owner Trustee shall sell such Asset on such Termination Date to such Person which shall have submitted the highest such bid and the proceeds of such sale shall be paid to the Owner Trustee. If the net proceeds from such sale are less than the Termination Value for the Asset, the Company shall pay the Owner Trustee an amount equal to the difference between such proceeds and such Termination Value, together with certain other amounts. Except as contemplated by the final sentence of this paragraph, in the event that such Asset is not so sold (including, without limitation, under circumstances where no bids are received) on such Termination Date, the Company shall pay to the Owner Trustee the Termination Value for such Asset, together with certain other amounts, including any Make-Whole Premium. All funds to be paid to or deposited with the Owner Trustee as described in this paragraph shall, so long as such Asset is subject to the Lien of the Indenture, be deposited directly with the Indenture Trustee. Amounts in excess of the outstanding principal amount of the Secured Notes related to such Asset, and the then accrued and unpaid interest thereon and Make-Whole Premium, if any, will be distributed by the Indenture Trustee to the Owner Trustee for the benefit of the Owner Participant. The Lien of the Indenture with respect to such Asset shall terminate after the full Termination Value for such Asset has been received by the Indenture Trustee and, if all amounts due the Owner Participant have also been paid, the Lease with respect to such Asset shall terminate and the obligation of the Company to make rental payments with respect thereto shall cease. The Company shall not be permitted to terminate the Facility Lease in this manner unless, on or prior to the Termination Date, the Power Plant Lease is similarly terminated. In the event that the Company shall have exercised its right to revoke its notice of termination with respect to any Asset or in the event that the high bidder therefor shall have failed to purchase such Asset (such failure not being attributable to the fault of the Company), the Lease shall continue in full force and effect with respect to such Asset. (Leases, Sections 7.2 and 7.3)

  The Owner Trustee shall have the option to retain an Asset with respect to which the Company has given a notice of termination. In such event, the Owner Trustee shall pay to the Indenture Trustee an amount equal to the unpaid principal amount of and accrued interest on the Secured Notes then outstanding relating to such Asset or the applicable Equipment Group to be redeemed on such Termination Date and the Company will pay any Make-Whole Premium. (Leases, Section 7.4)

  In the event the Company is required to pay, or is likely to be required to pay, certain tax indemnities to the Owner Participant, the Company has the option (the "Special Termination Option") to terminate the Leases with respect to all of the Assets upon payment of the greater of Special Termination Value for such Assets and fair market value and certain other amounts, including any Make-Whole Premium, at which time title to the Assets will be transferred to the Company. (Participation Agreement, Sections 11.06 and 16.03)

EVENT OF LOSS

  If an Event of Loss occurs with respect to an Asset, the Company shall pay to the Owner Trustee the Stipulated Loss Value for such Asset, together with certain additional amounts, or, if such Asset is an item of Equipment, the Company may elect to replace such item of Equipment. In the event the Company elects to replace an item of Equipment subject to an Event of Loss, it must do so within 180 days with a functionally comparable item of equipment having a value, estimated residual value, utility and remaining useful life at least equal to, and in as good operating condition as, the item of Equipment suffering such Event of Loss, assuming such item of Equipment was in the condition and repair required to be maintained under the applicable Lease. Prior to or at the time of the substitution for any item of Equipment that has suffered an Event of Loss, the Company is required to provide the Owner Trustee and the Indenture Trustee with a certificate of an officer of the Company certifying that the item of equipment replacing such item of Equipment meets the requirements set forth above. A certificate or opinion of an engineer, appraiser or other expert as to the fair market value of such replacement item of equipment, however, will not be obtained. If the Company pays the Stipulated Loss Value for an Asset subject to an Event of Loss, together with certain additional amounts, which in all circumstances will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount of the outstanding Secured Notes related to such Asset, together with all unpaid interest thereon accrued to the date on which such payment is made, the Lien of the Indenture and the Lease shall terminate with respect to such Asset, title thereto shall be transferred to the Company and the obligation of the Company to make rental payments with respect thereto shall cease. The Stipulated Loss Value and other payments made by the Company shall be deposited with the Indenture Trustee so long as such Asset is subject to the Lien of the Indenture. Amounts in excess of the outstanding principal amount of the Secured Notes related to such Asset and the then accrued and unpaid interest thereon shall be distributed by the Indenture Trustee to the Owner Trustee for the benefit of the Owner Participant. The Stipulated Loss Value for an Asset that is not replaced must be paid on the business day occurring not later than 180 days after the Event of Loss of such Asset. (Indenture, Section 3.02(a); Leases, Section 12)

  An Event of Loss with respect to any Asset means any of the following events as a consequence of any event whatsoever, including but not limited to anything affecting the applicable Site:

  (1) the (a) loss, theft, destruction or disappearance of, or (b) occurrence of damage (which, in the Company's reasonable, good faith opinion renders repair or replacement uneconomic) to, such Asset (or substantially the entirety of such Asset);

  (2) the permanent condemnation, confiscation or seizure of, or requisition of title to, such Asset by any Governmental Authority (as defined in the applicable Lease) (or any other condemnation, confiscation or seizure by a Governmental Authority that continues for a period of more than two years without a fixed date for termination of such action and provided that the deferral of an Event of Loss pursuant hereto shall not diminish the Company's obligations with respect to maintenance of the affected Asset to the extent practicable in light of such action);

  (3) the requisition of use of such Asset by any Governmental Authority for a period which shall exceed the lesser of (a) two years and (b) the remaining portion of the lease term for such Asset; or

  (4) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to such Asset.

(Leases, Appendix A)

LEASE EVENTS OF DEFAULT

  Events of default (each, a "Lease Event of Default") under each Lease include, among other things:

  (1) the Company's failure to pay Basic Rent, Stipulated Loss Value or Termination Value for any Asset with respect to such Lease or the Company's failure to pay rent in an amount sufficient to redeem the related Secured Notes at their maturity date in the event they are not refinanced prior thereto, in each case within 10 days after the date the same becomes due;

  (2) the Company's failure to pay Supplemental Rent or make any other payment (other than Basic Rent, Stipulated Loss Value, Termination Value or Special Termination Value for any Asset or the rent payment referred to in clause (1) above) required to be made by the Company under such Lease or any other Operative Document (with certain exceptions including Excepted Payments and payments to be made by the Company to the Pass Through Trustees under the Pass Through Trust Agreement) for more than 15 Business Days after the Company has received written notice from the Owner Trustee or the Indenture Trustee stating that such payment is due;

  (3) the Company's failure to maintain the insurance required to be maintained under such Lease or, at the option of the Owner Participant, the Company's failure to maintain certain letters of credit for the benefit of the Owner Participant;

  (4) the Company's failure in any material respect to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or any other Operative Document (with certain exceptions including covenants or agreements with respect to Excepted Payments and payments to be made by the Company to the Pass Through Trustees under the Pass Through Trust Agreement) and such failure shall continue unremedied for thirty days after receipt by the Company of written notice from the Owner Trustee or the Indenture Trustee specifying such failure and requiring it to be remedied, provided that the continuation of any such failure for such 30 day period or such longer period which shall not exceed 180 days shall not constitute a Lease Event of Default so long as such failure is curable or correctable and the Company is diligently pursuing the cure or correction thereof;

  (5) any representation or warranty made by the Company in the Participation Agreement or certain related documents proving to have been inaccurate in any material respect when made, unless such inaccuracy shall not be material to the recipient at the time when the notice referred to below shall have been received by the Company or any adverse impact thereof shall have been cured within 30 days after receipt by the Company of written notice thereof from the Owner Trustee or the Indenture Trustee;

  (6) (a) the performance by the Company of any of the following actions: commencing by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consenting to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or making a general assignment for the benefit of creditors, or taking any corporate action to authorize any of the foregoing, or (b) an involuntary case or other proceeding is commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of ninety (90) days;

  (7) the Company's default with respect to any term of any loan agreement, mortgage, indenture or other agreement relating to any indebtedness of the Company in an individual principal amount of $15,000,000 or more or items of indebtedness with an aggregate principal amount of $30,000,000 or more, if the effect of such default is to cause such indebtedness to become due or be declared due prior to its stated maturity; or

  (8) a Lease Event of Default under any other Lease.

(Leases, Section 15)

  If a Lease Event of Default under a Lease has occurred and is continuing, and such Lease has been declared in default, the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease, may exercise one or more of the remedies provided in the Lease with respect to the Assets subject thereto. These remedies include the right to repossess and use or operate the Assets, to sell or release the Assets free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages any unpaid rent plus, at the Indenture Trustee's option (as assignee of the Owner Trustee), any of the following:

  (1) an amount equal to the excess of the Stipulated Loss Value of the Asset over, at the Indenture Trustee's option (a) the discounted fair market rental value thereof for the remainder of the term of such Asset; (b) the fair market sales value thereof; or (c) if the Asset has been sold, the net sales proceeds thereof;

  (2) an amount equal to the excess of the discounted present value of all installments of Basic Rent for the Asset over the discounted fair market rental value thereof for the remainder of the term of such Asset; or

  (3) an amount equal to the greatest of (a) Stipulated Loss Value of the Asset, (b) the discounted fair market rental value for the remaining useful life thereof; and (c) the fair market sales value thereof, in which case the Owner Trustee shall transfer such Asset to the Company, whereupon the Lease and the Company's obligations thereunder with respect to such Asset shall cease. (Leases, Section 16)

For a possible limitation on damages, see "Description of the Secured Notes-- Possible Rejection of Certain Operative Documents in Bankruptcy."

                      DESCRIPTION OF THE PARENT GUARANTEE

  Pursuant to the Parent Guarantee with respect to the Company's obligations related to each Leased Property, Fort James has irrevocably and unconditionally guaranteed the full and prompt payment of all amounts payable by the Company under the Leases, Participation Agreement and each of the other related Operative Documents when and as the same shall become due and payable. The Parent Guarantee is an unsecured obligation of Fort James and is enforceable without any need first to enforce the related Lease against the Company.

      DESCRIPTION OF THE PARTICIPATION AGREEMENT AND REFUNDING AGREEMENT

  The Company is required to indemnify the related Owner Participant, Owner Trust, Indenture Trustee and the Pass Through Trustees for certain losses, fees and expenses and for certain other matters. In addition, the Company is required to indemnify the related Owner Participant, the Owner Trust and the Indenture Trustee for certain taxes in connection with the ownership, lease, sale or use of the related Assets. (Participation Agreement, Section 12) Subject to certain restrictions, the Owner Participant may transfer its interest in an Asset. (Participation Agreement, Section 13)

  Pursuant to a Refunding Agreement (the "Refunding Agreement"), the Company, Fort James, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees and all other parties to the Operative Documents will have agreed, subject to the compliance or waiver of various conditions contained in the Refunding Agreement, the Participation Agreement and the Indenture, to participate in the refunding of the entire principal amount of the 1991 Secured Notes as allowed by the Operative Documents. See "Use of Proceeds" in this Prospectus Supplement.

                             ERISA CONSIDERATIONS

  Pass through certificates may, subject to certain conditions, be purchased by an employee benefit plan subject to Title I of ERISA or Section 4975 of the Code or entities which may be deemed to hold the assets of any such plan (collectively, "ERISA Plans"). A fiduciary of an ERISA Plan must determine that the purchase of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code (a "Prohibited Transaction"). Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA.

  Each of the Owner Participant, the holders of the Secured Notes, the Company and Fort James may be a "party in interest" or a "disqualified person" (as defined for purposes of the Prohibited Transaction rules) with respect to an ERISA Plan purchasing the pass through certificates; therefore, the purchase by an ERISA Plan of the pass through certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the pass through certificates is or may be using the assets of, an ERISA Plan may purchase the pass through certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the pass through certificates.

  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the pass through certificates. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code.

  Each fiduciary of an ERISA Plan should also consider that, under regulations promulgated by the Department of Labor, 29 C.F.R. Section 2510.3-101 (the "Regulation"), if an ERISA Plan acquires a pass through certificate, then the ERISA Plan's assets may include both the pass through certificate it acquires and an undivided interest in the underlying assets of the applicable Pass Through Trust (because such Pass Through Trust is deemed to hold assets of the ERISA Plan), unless the actual level of investment by "benefit plan investors" in the pass through certificates is not "significant" within the meaning of the Regulation.

  Under the terms of the Regulation, if a Pass Through Trust were deemed to hold assets of an ERISA Plan by reason of an ERISA Plan's investment in a pass through certificate, such ERISA Plan assets would include an undivided interest in the Pass Through Trust, the Secured Notes and other assets held by the Pass Through Trust. In such an event, the persons providing services with respect to the assets of the Pass Through Trust, including the Secured Notes, may be subject to the fiduciary responsibility provisions of Title I of ERISA and the Prohibited Transaction provisions of ERISA and the Code with respect to transactions involving such assets, unless such transactions are subject to a statutory or administrative exemption.

  Insurance companies considering the purchase of pass through certificates should also consult their own counsel as to the application of the decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed plan assets under certain circumstances.

  The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan or a governmental or church plan considering the purchase of pass through certificates should consult its legal advisors regarding the consequences of such purchase under ERISA and the Code (and, particularly in the case of non-ERISA plans, concerning any state law considerations). By its purchase and acceptance of a pass through certificate, each certificateholder will be deemed to have represented and warranted that either (1) no ERISA Plan assets have been used to purchase such pass through certificate or (2) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such pass through certificate will not constitute a non-exempt Prohibited Transaction.

                                THE UNDERWRITER

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), Morgan Stanley & Co. Incorporated as the underwriter has agreed to purchase, and the Company has agreed to cause the Pass Through Trustees to sell to the underwriter, $67,621,346 principal amount of pass through certificates.

  The underwriter is offering the pass through certificates subject to its acceptance of the pass through certificates from the Pass Through Trustees and subject to prior sale. The Underwriting Agreement provides that the obligation of the underwriter to pay for and accept delivery of the pass through certificates is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all the certificates if any are taken.

  The underwriter initially proposes to offer part of the pass through certificates directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of 0.45% of the principal amount of the pass through certificates. The underwriter may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the pass through certificates to certain other dealers. After the initial offering of the pass through certificates, the offering price and other selling terms may from time to time be varied by the underwriter.

  The Company does not intend to apply for listing of the pass through certificates on a national securities exchange, but has been advised by the underwriter that it presently intends to make a market in the pass through certificates, as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the pass through certificates and any such market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the certificates.

  In order to facilitate the offering of the pass through certificates, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the pass through certificates. Specifically, the underwriter may over-allot in connection with the offering, creating a short position in the pass through certificates for their own account. In addition, to cover over-allotments or to stabilize the price of the pass through certificates, the underwriter may bid for, and purchase, the pass through certificates on the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the pass through certificates in the offering, if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the pass through certificates above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

  From time to time, the underwriter has provided, and continues to provide, investment banking services to the Company and Fort James.

  The Company and Fort James have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  It is expected that delivery of the pass through certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the 12th business day following the date of pricing of the certificates (such settlement cycle being herein referred to as "T+12"). Pursuant to the Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade pass through certificates on the date of pricing or the next 9 business days will be required, by virtue of the fact that the pass through certificates initially will settle in T+12, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of pass through certificates who wish to trade pass through certificates on the date of pricing or the next 9 business days should consult their own advisor.

                                 LEGAL MATTERS

  The validity of the pass through trust certificates offered hereby will be passed upon for the Company and Fort James by Clifford A. Cutchins, IV, Senior Vice President and General Counsel of Fort James, and for the underwriter by Shearman & Sterling, New York, New York. Mr. Cutchins and Shearman & Sterling will rely on the opinion of Richards, Layton & Finger, P.A. counsel to Wilmington Trust Company, as to matters of Delaware Law relating to the pass through certificates.

                                   APPENDIX A

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

1990 Equipment.............................................................  S-4
1990 Equipment Lease....................................................... S-10
1990 Transaction........................................................... S-10
1991 Equipment.............................................................  S-4
1991 Secured Notes.........................................................  S-4
1991 Transaction........................................................... S-10
Additional Notes........................................................... S-24
Assets.....................................................................  S-4
Average Life Date.......................................................... S-20
Bankruptcy Code............................................................ S-27
Basic Lease Term........................................................... S-30
Basic Rent................................................................. S-24
Basic Rent Payment Date.................................................... S-30
Casualty Redemption Date................................................... S-19
Cede.......................................................................  S-5
Code.......................................................................  S-7
Company....................................................................  S-2
Competitor Purchase Option................................................. S-20
Deed....................................................................... S-10
DTC........................................................................  S-5
Early Fixed Price Purchase Option.......................................... S-18
Equipment..................................................................  S-4
Equipment Group............................................................  S-4
ERISA......................................................................  S-7
ERISA Plan.................................................................  S-7
Escrow Agent............................................................... S-10
Event of Loss.............................................................. S-35
Excepted Payments.......................................................... S-23
Facility...................................................................  S-4
Facility Easements......................................................... S-22
Facility Land.............................................................. S-22
Fort James.................................................................  S-2
H.15(519).................................................................. S-20
IDA Escrow Agreement....................................................... S-10
IDA........................................................................ S-10
IDA Lease.................................................................. S-10
Indenture..................................................................  S-4
Indenture Event of Default................................................. S-24
Indenture Trustee.......................................................... S-17
Lease......................................................................  S-4
Lease Event of Default..................................................... S-36
Lessor..................................................................... S-10
Loan Participant........................................................... S-27
Make-Whole Premium......................................................... S-20
Most Recent H.15(519)...................................................... S-20
Owner Trust................................................................  S-4
Owner Trustee.............................................................. S-10
Pass Through Trusts........................................................  S-4
Pass Through Trustees......................................................  S-7
Pass Through Trust Agreement............................................... S-14

Pool Factor................................................................ S-15
Pool Balance............................................................... S-15
Power Plant................................................................  S-4
Power Plant Easements...................................................... S-22
Power Plant Land........................................................... S-22
Prohibited Transaction..................................................... S-38
Project.................................................................... S-10
Proportional Amount........................................................ S-18
PTCE....................................................................... S-38
Refunding Agreement........................................................ S-38
Regular Distribution Date.................................................. S-14
Regulation................................................................. S-39
Remaining Weighted Average Life............................................ S-20
Scheduled Payments......................................................... S-14
Secured Notes..............................................................  S-4
Special Distribution Date.................................................. S-15
Special Payments........................................................... S-15
Special Termination Option................................................. S-20
Substantial Modifications Purchase Option.................................. S-20
Termination Date........................................................... S-34
Treasury Yield............................................................. S-20
Underwriting Agreement..................................................... S-40

PROSPECTUS

                                 $150,000,000

                           PASS THROUGH CERTIFICATES

                               ----------------

                         FORT JAMES OPERATING COMPANY

                   APPLICABLE UNDERLYING PAYMENTS FULLY AND
                         UNCONDITIONALLY GUARANTEED BY

                            FORT JAMES CORPORATION

  Up to $150,000,000 aggregate public offering price of Pass Through Certificates (the "Certificates") (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units) may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements (as defined below). Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Fort James Pass Through Trust for each series of Certificates being offered (each, a "Pass Through Trust") will be formed, in each case pursuant to a Pass
Through Trust Agreement (the "Basic Agreement"), among Fort James Operating Company (the "Lessee"), Fort James Corporation ("Fort James" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee under each Pass Through Trust, and a supplement thereto (each, a "Trust Supplement") relating to such Pass Through Trust to be entered into among the Lessee, Fort James and the Trustee. Each Certificate in a series will represent a fractional undivided interest in the related Pass Through Trust and will have no rights, benefits or interests in respect of any other Pass Through Trust. The property of each Pass Through Trust will consist of notes (the "Secured Notes") issued on a nonrecourse basis by one or more owner trustees (each, an "Owner
Trustee") of one or more separate owner trusts (each, an "Owner Trust") in connection with one or more separate leveraged lease transactions to finance or refinance all or a portion of the cost of certain real or personal property to be specified in a Prospectus Supplement, which property may consist of title to, an estate for years or a leasehold or similar interest in, equipment, manufacturing or production facilities and other real or personal property or undivided interests therein (each such specified property, "Leased Property"). Each Leased Property has been or will be leased or chartered to the Lessee pursuant to separate lease agreements, sublease agreements, charters or similar agreements (each, a "Lease"). Although neither the Certificates nor the Secured Notes will be obligations of, or guaranteed by, the Lessee or Fort James, the amounts unconditionally payable under the Lease or Leases related to a Pass Through Trust will be at least sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes held in that Pass Through Trust. In the case of each Pass Through Trust, Fort James will fully and unconditionally guarantee to the holders of Certificates from time to time (each, a "Parent Guaranty") the full and prompt payment of amounts payable by the Lessee under a related Lease when and as the same shall become due and payable.
                                                       (Continued on next page)

                               ----------------

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON    THE   ACCURACY   OR   ADEQUACY   OF    THIS   PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 18, 1998.

(Continued from previous page)

  The specific terms of the particular Certificates in respect of which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement") which will be delivered together with this Prospectus, and which will include, where applicable, the specific designation, form, aggregate principal amount, initial public offering price and distribution dates relating to such Certificates, the currency in which such Certificates will be payable, and the use of the net proceeds from the offering of such Certificates. The Prospectus Supplement will also describe the Pass Through Trust or Pass Through Trusts relating to such Certificates, the Secured Notes to be purchased by such Pass Through Trust or Pass Through Trusts, each Leased Property relating to such Secured Notes, the leveraged lease transactions relating to such Secured Notes and other special terms relating to such Certificates.

  If so specified in a Prospectus Supplement related to an offering of Certificates, the Trust Property (as defined below) of a Pass Through Trust will consist of Secured Notes related to Leased Property which are subordinated in right of payment to other Secured Notes related to the same Leased Property. In respect of such offering, only Secured Notes having the same priority of payment may be held in the same Pass Through Trust. In addition, the related Prospectus Supplement may provide that the Trustees on behalf of the applicable Pass Through Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Certificates or that one or more payments of interest on the related Secured Notes of one or more series or distributions made by the Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the related Prospectus Supplement.

  Secured Notes may be issued in respect of one or more items of Leased Property. Secured Notes in respect of a particular item of Leased Property may be issued in one or more series, each of which may have a different interest rate and a different final maturity date. For each series of Certificates, the Trustee will purchase one or more Secured Notes issued with respect to one or more items of Leased Property such that all of the Secured Notes held in the related Pass Through Trust will have identical interest rates (in each case equal to the rate applicable to the Certificates issued by such Pass Through Trust), and such that the latest maturity date for such Secured Notes will occur on or before the final distribution date for such Certificates. Interest paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Secured Notes held in each Pass Through Trust will be passed through to the holders of the Certificates relating to such Pass Through Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Pass Through Trust. The Secured Notes to be held in a Pass Through Trust will be secured by (i) an assignment of certain of the issuing Owner Trustee's rights as lessor or charterer under the Lease relating to the Leased Property to which such Secured Notes relate, including the right to receive rentals and certain other payments from the Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property and (iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement.

  The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." Each Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which that Prospectus Supplement is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FORT JAMES, THE LESSEE OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FORT JAMES OR ANY LESSEE SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   4
FORMATION OF THE TRUSTS....................................................   5
OUTLINE OF THE LEVERAGED LEASE STRUCTURE...................................   5
USE OF PROCEEDS............................................................   7
THE COMPANY................................................................   8
THE LESSEE.................................................................   8
RATIO OF EARNINGS TO FIXED CHARGES OF FORT JAMES CORPORATION...............   9
DESCRIPTION OF THE CERTIFICATES............................................  10
DESCRIPTION OF THE SECURED NOTES...........................................  21
FEDERAL INCOME TAX CONSEQUENCES............................................  25
CERTAIN DELAWARE TAXES.....................................................  27
ERISA CONSIDERATIONS.......................................................  28
PLAN OF DISTRIBUTION.......................................................  28
LEGAL OPINIONS.............................................................  29
EXPERTS....................................................................  30

                             AVAILABLE INFORMATION

  Fort James and the Lessee have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), with respect to Certificates offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Fort James, the Lessee or the Certificates offered hereby, reference is made to the Registration Statement, exhibits, financial statements, notes and schedules filed as part thereof, which may be inspected at the public reference facilities of the Commission at the addresses set forth below. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement made herein with respect to such contract, agreement or document shall be deemed to be qualified in its entirety by such reference.

  Fort James is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's website on the Internet (http://www.sec.gov). Fort James' common stock is listed on the New York Stock Exchange, and such reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  No separate financial statements of the Lessee have been included or incorporated by reference herein. Fort James and the Lessee do not consider that such financial statements would be material to holders of the Certificates because (i) all of the voting securities of the Lessee are owned, directly or indirectly, by Fort James, a reporting company under the Exchange Act and (ii) the obligations of the Lessee are fully and unconditionally guaranteed by Fort James pursuant to Parent Guaranties as and to the extent described herein. See "The Lessee," "Description of the Certificates," and "Parent Guaranties."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission are hereby incorporated by reference into this Prospectus (File No. 1-7911):

    (a) the Annual Report of Fort James on Form 10-K for the fiscal year ended December 28, 1997;

    (b) the Quarterly Reports of Fort James on Form 10-Q for the quarters ended March 29, 1998, June 28, 1998 and September 27, 1998; and

    (c) the Current Reports of Fort James on Form 8-K dated February 3, 1998, March 2, 1998, March 9, 1998 and March 24, 1998, respectively.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of the Registration Statement on Form S-3 of which this Prospectus is a part and prior to the effectiveness thereof and prior to the termination of the offering of the Certificates made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated by reference, as the same may be amended, supplemented, or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests for such copies should be directed to Celeste Gunter, Director, Investor Relations, Fort James Corporation, 120 Tredegar Street, Richmond, Virginia 23219 (telephone (804) 649-4307).

                            FORMATION OF THE TRUSTS

  In respect of each offering of Certificates, a separate Pass Through Trust for each series of Certificates being offered will be formed pursuant to the Basic Agreement and a Trust Supplement to be entered into among Fort James, the Trustee and the Lessee. Following the execution and delivery of a Trust Supplement, the Trustee, on behalf of the related Pass Through Trust, will purchase the Secured Notes to be held in such Pass Through Trust having an interest rate (or, in the case of Secured Notes with a zero coupon, accrual rate) equal to the interest rate (or accrual rate) applicable to the Certificates evidencing interests in such Pass Through Trust. The maturity date of the Secured Notes acquired by a Pass Through Trust will occur not later than the final scheduled distribution date applicable to the Certificates evidencing an interest in such Pass Through Trust. The Trustee will distribute all payments of principal, premium, if any, and interest received by it as holder of such Secured Notes to the holders of Certificates evidencing an interest in the Pass Through Trust in which such Secured Notes are held. See "Description of the Certificates."

                   OUTLINE OF THE LEVERAGED LEASE STRUCTURE

  Unless otherwise specified in the applicable Prospectus Supplement, the Certificates offered pursuant to any Prospectus Supplement will be issued to facilitate the acquisition or refinancing by one or more Owner Trustees, each acting not in its individual capacity (except as expressly set forth in such Prospectus Supplement) but solely as trustee under a separate trust agreement (each, an "Owner Trust Agreement") for one or more equity investors (each an "Owner Participant"), of certain items of Leased Property. Owner Participants may include affiliates of Fort James. Not later than the delivery date of the applicable Leased Property to an Owner Trustee, such Owner Trustee will lease or charter such Leased Property to a Lessee pursuant to a separate Lease. Such Lessee may initially sublease or subcharter such Leased Property to an affiliate of Fort James.

  The Owner Trustees will obtain a portion of the funding for the Leased Property from the equity investments of the related Owner Participants, which will be the beneficiaries of the related Owner Trusts. The Owner Trustee will obtain the remainder of the funding from the issuance on a nonrecourse basis of the Secured Notes to be held in the related Pass Through Trusts and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Property or other sources. The Secured Notes to be held in the Pass Through Trusts will be acquired by the Trustee with the proceeds from the sale of Certificates.

  Secured Notes relating to Leased Property will be issued under an indenture and security agreement or a similar agreement (each, an "Indenture") with respect to such Leased Property. Each Indenture will be entered into by and among a financial institution (the "Corporate Indenture Trustee") and, where required by applicable law, an individual who may be an officer or employee of the Corporate Indenture Trustee (the "Individual Indenture Trustee"), as trustees thereunder (the Corporate Indenture Trustee and the Individual Indenture Trustee, in such capacities, the "Indenture Trustees"), and the issuing Owner Trustee. No Owner Trustee or Owner Participant will be personally liable for any amount payable under the related Indenture or the Secured Notes issued thereunder.

  The Secured Notes issued under each Indenture and held in each Pass Through Trust will be secured by (i) an assignment of certain of the related Owner Trustee's rights as lessor or charterer under the Lease with respect to the applicable Leased Property, including the right to receive certain rentals and other payments from the Lessee, (ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and (iii) to the extent specified in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property, or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the related Lease and other rights, if any, described in the applicable Prospectus Supplement. (Such security with respect to each Indenture shall be referred to as the "Indenture Estate.") Unless otherwise set forth in the applicable Prospectus Supplement, the Secured Notes issued under an Indenture will not be secured by any of the Leased Properties securing the Secured Notes issued under any other Indenture (including any other Leased Properties acquired by the related Owner Trustee) and will not be cross-defaulted with Secured Notes issued under any other Indenture (including any other Indenture entered into by such Owner Trustee).

  The rents and other amounts payable by the Lessee under the related Lease will be sufficient to pay in full when due all payments of principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under the Indenture. The Secured Notes will not be recourse obligations of any Owner Participant or issuing Owner Trustee, but will be payable solely from the rents or charter hire and other amounts payable under the Lease of the Leased Property securing such Secured Notes and amounts realized from the exercise of the Indenture Trustee's remedies under the Indenture against the related Indenture Estate. Pursuant to a Parent Guaranty, Fort James will fully and unconditionally guarantee the full and prompt payments payable by the Lessee under the related Lease when and as the same shall become due and payable. See "Description of the Secured Notes."

                                USE OF PROCEEDS

  The Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued in order to facilitate the financing or refinancing of all or a portion of the cost of certain Leased Property specified in such Prospectus Supplement. Except as set forth in a Prospectus Supplement for a specific offering of Certificates, the proceeds from the sale of the Certificates will be used by the Trustee or Trustees on behalf of the applicable Pass Through Trust or Pass Through Trusts to purchase Secured Notes. See "Description of the Certificates" and "Description of the Secured Notes." In the event that, at the time Certificates are issued, the Secured Notes to be purchased by the applicable Pass Through Trust or Pass Through Trusts are not available for purchase, the proceeds of the sale of such Certificates may be used by the Trustee to purchase certain limited investments on an interim basis, as described in the applicable Prospectus Supplement. In such event, any portion of the proceeds of the sale of such Certificates not used for the purchase of Secured Notes on or prior to the date set forth in such Prospectus Supplement will be distributed on a Special Distribution Date (as defined below) to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates--Delayed Purchase."

                                  THE COMPANY

  Fort James is a preeminent worldwide manufacturer and marketer of paper-based consumer products, including towel and tissue products as well as disposable tabletop and food service products. The Company's principal towel and tissue products include bathroom tissue, paper towels, table napkins, boxed facial tissue and wipers. Disposable tabletop and food service products include paper and plastic cups, paper plates and plastic cutlery. Fort James also produces and markets paper-based packaging for food and pharmaceuticals and communications papers.

  Fort James is the result of the merger of a wholly owned subsidiary of James River Corporation of Virginia ("James River") into Fort Howard Corporation ("Fort Howard") in August 1997 (the "Merger"). In connection with the Merger, James River was renamed "Fort James Corporation."

  Fort James' principal U.S. retail tissue brands include QUILTED NORTHERN bathroom tissue, BRAWNY paper towels, MARDI GRAS printed napkins and paper towels, VANITY FAIR premium dinner napkins, NORTHERN paper napkins, SOFT'N GENTLE bath and facial tissue, SO-DRI paper towels and GREEN FOREST recycled tissue products. The Company's principal retail tabletop brand is its DIXIE brand of disposable cups and plates. Fort James also believes it is the leading supplier of private label tissue products and the leading supplier of both tissue and disposable tabletop products to the growing warehouse club channel.

  The U.S. away-from-home channel, where the Company sells its products to food service, janitorial supply and sanitary paper distributors for use in restaurants, offices, factories, hospitals, schools and hotels, is also an important distribution channel for the Company. The Company is a leading producer of tissue products for the U.S. away-from-home channel and is also one of the largest producers of disposable cups, plates and related products for the away-from-home food service industry.

  In Europe, sales into retail channels are supported by both branded and private label products offerings. European branded products include LOTUS bathroom tissue and VANIA feminine hygiene products, sold primarily in France, COLHOGAR bathroom tissue, sold in Spain, TENDERLY bathroom tissue, sold in Italy, and KITTENSOFT and INVERSOFT bathroom tissue, sold in the British Isles.

  The Company believes that it is among the lowest-cost producers of tissue products in North America. The Company believes its cost advantage in North America is derived from a number of factors, including the size and scale of certain of its manufacturing plants, the competitive state of its tissue-making manufacturing assets and the benefits it realizes from the Fort Howard proprietary deinking technology.

  The Company's principal executive offices are located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, telephone (847) 317-5000.

                                  THE LESSEE

  The Lessee is a wholly owned subsidiary of Fort James. The Lessee is a principal operating subsidiary of the Company. The Lessee's offices are located at 1650 Lake Cook Road, Deerfield, Illinois 60015-4753, telephone
(847) 317-5000.

         RATIO OF EARNINGS TO FIXED CHARGES OF FORT JAMES CORPORATION

  The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

                                                                               NINE
                                     FISCAL YEAR ENDED                     MONTHS ENDED
                        ------------------------------------------------- ---------------
                        12/26/93     12/25/94  12/31/95 12/29/96 12/28/97 9/28/97 9/27/98
                        --------     --------  -------- -------- -------- ------- -------
Ratio of Earnings to
 Fixed Charges
 (unaudited)(1)........   -- (2)(3)    -- (2)   1.45x    2.06x    1.64x    2.82x   3.48x

--------
(1) In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items, the cumulative effect of changes in accounting principles, minority interests, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, capitalized interest, and that portion of rental expense (one-third) deemed representative of the interest factor. Earnings and fixed charges also include the Company's proportionate share of such amounts for unconsolidated affiliates which are owned 50% or more and distributed income from less than 50% owned affiliates. The ratios of earnings to fixed charges give retroactive effect to the Merger in a transaction accounted for as a pooling of interests.
(2) For the years ended December 26, 1993 and December 25, 1994, earnings were inadequate to cover fixed charges; the amounts of the deficiencies of earnings compared to fixed charges were $2,056.0 million and $84.0 million for 1993 and 1994, respectively.
(3) Includes a pretax charge of $1.98 billion related to the write-off of goodwill.

                        DESCRIPTION OF THE CERTIFICATES

  In connection with each offering of Certificates, one or more separate Pass Through Trusts will be formed and one or more series of Certificates will be issued pursuant to the Basic Agreement and one or more separate Trust Supplements will be entered into among Fort James, the Lessee and the Trustee on behalf of the related Pass Through Trust. The statements made under this caption are summaries and do not purport to be complete. Reference is made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and which will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The summaries relate to the Basic Agreement to be entered into and each of the Trust Supplements, the Pass Through Trusts to be formed thereby and the Certificates to be issued by each Pass Through Trust except to the extent, if any, described in the applicable Prospectus Supplement. Reference is also made to, and the summaries are qualified in their entirety by reference to, the detailed provisions of the form of Parent Guaranty, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Supplement relating to each series of Certificates and the forms of the related Indenture, Lease, Participation Agreement or similar agreements will be filed as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed by Fort James with the Commission.

  The Certificates offered pursuant to this Prospectus will be limited to $150,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or units based on or related to currencies, including European Currency Units).

  Certain provisions of the description of the Certificates in this Prospectus do not necessarily apply to one Certificate of each Pass Through Trust which may be issued in a denomination of less than $1,000.

  To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

  Each Certificate will represent a fractional undivided interest in the Pass Through Trust created by the Trust Supplement pursuant to which such Certificate was issued and all payments and distributions shall be made only from the related Trust Property. The property of each Pass Through Trust (the "Trust Property") will include the Secured Notes held in such Pass Through Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Pass Through Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Secured Notes held in the related Pass Through Trust and, unless otherwise specified in the applicable Prospectus Supplement, will be issued in minimum denominations of $1,000 or any integral multiple thereof. The Certificates do not represent an interest in or obligation of Fort James, the Lessee, the Trustee, any of the Indenture Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

  No holder of a Certificate issued with respect to a Pass Through Trust will have any rights, benefits or interests in respect of any other Pass Through Trust or in the property held by any other Pass Through Trust. All payments and distributions on the Certificates will be made only from the related Trust Property, or pursuant to intercreditor, subordination or similar agreements to which the related Trustee may be a party.

  Secured Notes issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Secured Notes issued under more than one Indenture.

  Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Secured Notes held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

  None of the Basic Agreement, the Indentures nor the Leases will include financial covenants or "event risk" provisions that would afford Certificateholders protection in the event of a highly leveraged or other transaction involving Fort James or the Lessee. The Certificateholders will have the benefit of a lien on the Leased Property and the other property in each Indenture Estate securing the Secured Notes held in the related Pass Through Trust, as discussed under "Description of the Secured Notes-- Security."

  Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Certificates being offered thereby, including: (1) the specific designation and title of such Certificates; (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Certificates;
(3) the currency or currencies (including currency units) in which such Certificates may be denominated; (4) the specific form of such Certificates, including whether or not such Certificates are to be issued in accordance with a book-entry system; (5) a description of the Secured Notes to be purchased by the related Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Secured Notes may or must be redeemed, purchased or defeased in whole or in part, by the Lessee or the related Owner Trustee or Owner Participant, (6) a description of the related Leased Property and the rights and interests of the related Owner Trustee, the Lessee and others therein; (7) a description of the related Indenture, including a description of the events of default under the related Indenture, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Secured Notes; (8) a description of the related Lease, Owner Trust Agreement and Participation Agreement, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect thereto, and
(c) the rights of the related Owner Trustee, if any, and/or Owner Participant, if any, to cure failures of the Lessee to pay rent under the related Lease;
(9) the extent, if any, to which the provisions of the operative documents applicable to such Secured Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Secured Notes;
(10) the terms of the related Parent Guaranty; (11) the terms of any intercreditor, subordination or similar agreement relating to the Certificates or Secured Notes or of any liquidity or credit facility; and (12) any other special terms pertaining to such Certificates or Secured Notes, including any modification of the terms set forth herein.

  If any Certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any Certificates relate to Secured Notes that were sold at a substantial discount below the stated principal amount of such Secured Notes, certain United States federal income tax considerations, specific terms and other information with respect to such Certificates will be set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

 General

  If specified in the applicable Prospectus Supplement, the Certificates issued thereunder will be subject to the provisions described below and under the caption "--Definitive Certificates." Upon issuance, each series of Certificates will be represented by one fully registered global certificate. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), or its nominee. No person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein and in the applicable Prospectus Supplement, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

  DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC holds securities for its participants ("DTC Participants") and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entries in DTC Participants' accounts, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

  Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments in same-day funds to DTC Participants who are credited with ownership of the Certificates in amounts proportionate to the principal amount of each such DTC Participant's respective holdings of beneficial interests in the Certificates. DTC Participants will thereafter forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. Unless and until the Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit to DTC Participants distributions of principal, premium, if any, and interest with respect to the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Pass Through Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

  None of Fort James, the Lessee or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Certificates denominated in a currency other than United States dollars.

  The information in this section concerning DTC and DTC's book-entry system has been attained from sources that Fort James believes to be reliable, but neither Fort James nor the Lessee has independently verified such information or takes responsibility for its accuracy.

 Definitive Certificates

  Certificates will be issued in fully registered certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Lessee advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Trustee or such Lessee is unable to locate a qualified successor, (ii) the Lessee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the related Pass Through Trust advise the Trustee, the Lessee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

  Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

  Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

  Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

 Payments and Distributions

  Payments of principal, premium, if any, and interest with respect to the Secured Notes held in each Pass Through Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Pass Through Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Secured Notes are in default as described in the applicable Prospectus Supplement. Payments of principal of, and interest on, the Secured Notes held in each Pass Through Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of interest and principal on the Secured Notes to the Trustee are herein referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee are herein referred to as "Regular Distribution Dates"). Each Certificateholder of each Pass Through Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Secured Notes held in such Pass Through Trust. The Regular Distribution Dates on which, and the amounts in which, Scheduled Payments of principal on the Secured Notes held in each Pass Through Trust are payable will be set forth in the accompanying Prospectus Supplement.

  Payments of principal, premium, if any, and interest received by the Trustee on account of the redemption or purchase, if any, of any of the Secured Notes held in a Pass Through Trust, and payments received by the Trustee following an Event of Default (as defined below) in respect of any of the Secured Notes held in a Pass Through Trust (including payments received by the Trustee on account of the purchase by the related Owner Trustees or Owner Participants of such Secured Notes or payments received on account of the sale of such Secured Notes by the Trustee) ("Special Payments") will be distributed on a date or dates described in the accompanying Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the related Pass Through Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee in the event the Secured Notes are to be redeemed or purchased prior to their maturity and, in all other instances, as soon as practicable after the Trustee has received the Special Payment. The notice will specify the anticipated Special Distribution Date, the amount of such anticipated Special Payment, the reason for the Special Payment and the total amount to be distributed if such Special Distribution Date is the same date as a Regular Distribution Date. Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for a Pass Through Trust will be made by the Trustee to the Certificateholders of such Pass Through Trust on the record date prior to such Special Distribution Date.

  The Basic Agreement requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Secured Notes held in the related Pass Through Trust. The Basic Agreement also requires that the Trustee establish and maintain, for the benefit of the Certificateholders of each Pass Through Trust, one or more non-interest bearing accounts (with respect to each such Pass Through Trust, the "Special Payments Account") for the deposit of payments representing Special Payments. Pursuant to the terms of the Basic Agreement, the Trustee is required to deposit any Scheduled Payments on the Secured Notes held in the applicable Pass Through Trust received by it in the Certificate Account for such Pass Through Trust and to deposit any Special Payments so received by it in the Special Payments Account for such Pass Through Trust. All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as the case may be, to the Certificateholders of such Pass Through Trust.

  If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without interest.

 Pool Factors

  Unless there has been an early redemption, or a purchase of one or more of the Secured Notes held in a Pass Through Trust by the related Owner Trustee or Owner Participant after an Indenture Event of Default (as defined below), a default in the payment of principal in respect of one or more issues of the Secured Notes held in a Pass Through Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor (as defined below) for each Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Secured Notes held in such Pass Through Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance (as defined below) of each Pass Through Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Pass Through Trust indicates, as of any Regular Distribution Date or Special Distribution Date, the aggregate unpaid principal amount of the Secured Notes held in such Pass Through Trust on such date plus any amounts in respect of principal on such Secured Notes held by the Trustee and not yet distributed. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and the distribution thereof to be made on that date.

  Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the then outstanding Pool Balance by (ii) the aggregate original principal amount of the Certificates issued by such Pass Through Trust. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Secured Notes held in such Pass Through Trust and distribution thereof to be made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Pass Through Trust can be determined by multiplying the original denomination of the holder's Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of such Pass Through Trust on each Regular Distribution Date and Special Distribution Date.

 Reports to Certificateholders

  On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Pass Through Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Pass Through Trust, as to (i) and (ii) below):

    (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

    (ii) the amount of such distribution allocable to interest; and

    (iii) the Pool Balance and the Pool Factor for such Pass Through Trust.

  So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

  In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

  At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Pass Through Trust as the name and period of beneficial ownership of such Certificateholder appears on the records of the registrar of the Certificates.

 Voting of Secured Notes

  The Trustee, as holder of the Secured Notes held in a Pass Through Trust, will have the right to vote and give consents and waivers with respect to such Secured Notes under the related Indenture. The Basic Agreement and related Trust Supplement will set forth (i) the circumstances in which a Trustee may direct any action or cast any vote, as the holder of the Secured Notes held in the applicable Pass Through Trust, in its own discretion, (ii) the Circumstances in which such Trustee shall seek instructions from the Certificateholders of such Pass Through Trust and (iii) the percentage of Certificateholders required to direct such Trustee to take any such action.

 Events of Default and Certain Rights upon an Event of Default

  The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Prospectus Supplement for a series of Certificates will specify the Indenture Events of Default under the related Indentures. Certain of the Indenture Events of Default will arise with reference to events of default under the relevant Lease (a "Lease Event of Default"). Since the Secured Notes issued under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default under each Pass Through Trust holding such Secured Notes. Unless otherwise provided in a Prospectus Supplement, all of the Secured Notes issued under the same Indenture will relate only to specified Leased Property, there will be no cross-collateralization or cross-default provisions in the Indentures, and events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indentures. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, notwithstanding the treatment of Secured Notes issued under any related Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Secured Notes issued pursuant to any related Indenture with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled.

  The ability of the applicable Owner Trustee or Owner Participant under the related Indenture to cure Indenture Events of Default, including Indenture Events of Default that result from the occurrence of a Lease Event of Default under the related Lease, will be described in the applicable Prospectus Supplement.

  The ability of the Certificateholders with respect to any one Pass Through Trust to cause the Indenture Trustee with respect to any Secured Notes held in such Pass Through Trust to accelerate the Secured Notes under the related Indenture or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Secured Notes outstanding under such Indenture and held in such Pass Through Trust and the aggregate principal amount of all Secured Notes outstanding under such Indenture. If Secured Notes outstanding under an Indenture are held by more than one Pass Through Trust, then each Pass Through Trust will hold Secured Notes with different terms from the Secured Notes held in the other Pass Through Trusts and therefore the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Secured Notes relating to the same Indenture. In addition, so long as the same institution acts as Trustee of each Pass Through Trust, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Basic Agreement will provide that the Trustee will resign as trustee of one or all such Pass Through Trusts, and a successor trustee will be appointed in accordance with the terms of the Basic Agreement.

  As an additional remedy, if an Indenture Event of Default under an Indenture shall have occurred and be continuing, the Basic Agreement provides that the Trustee of a Pass Through Trust holding Secured Notes issued under such Indenture may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, sell all or part of such Secured Notes for cash to any person. Any proceeds received by the Trustee upon any such sale shall be deposited in the Special Payments Account for the Certificateholders of such series and shall be distributed to the Certificateholders of the related Pass Through Trust on a Special Distribution Date. The market for Secured Notes in default may be very limited, and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of multiple Pass Through Trusts, it may be faced with a conflict in deciding from which Pass Through Trust to sell Secured Notes to available buyers. If the Trustee sells any such Secured Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Fort James, the Lessee, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, neither the Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Secured Notes held in such Pass Through Trust so long as no Indenture Events of Default exist with respect thereto.

  Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Pass Through Trust by the Indenture Trustee under any Indenture on account of the Secured Notes held in such Pass Through Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if a Prospectus Supplement provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase the outstanding Secured Notes issued under the related Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Pass Through Trust for the Secured Notes issued under such Indenture and held in such Pass Through Trust shall be deposited in the Special Payments Account for such Pass Through Trust and shall be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date.

  Any funds representing payments received with respect to any Secured Notes in default held in a Pass Through Trust, or the proceeds from the sale by the Trustee of any such Secured Notes, held by the Trustee in the Special Payments Account for such Pass Through Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" are obligations of the United States maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date.

  The Basic Agreement will provide that the Trustee of a Pass Through Trust shall, within 90 days after the occurrence of a default in respect of such Pass Through Trust, give to the Certificateholders of such Pass Through Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Pass Through Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith shall be disregarded.

  The Basic Agreement contains a provision entitling the Trustee of each Pass Through Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

  In certain cases, the holders of Certificates of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of the holders of all Certificates of such Pass Through Trust waive any past default or Event of Default with respect to such Pass Through Trust and its consequences, except
(i) a default in payment of the principal of, premium, if any, or interest on any of the Secured Notes held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Secured Notes issued thereunder and held in a related Pass Through Trust may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Pass Through Trust as described above, the principal amount of the Secured Notes issued under the related Indenture held in such Pass Through Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Secured Notes required to waive a default or an Indenture Event of Default under such Indenture. Therefore, if the Certificateholders of a Pass Through Trust or Pass Through Trusts waive a past default or Event of Default such that the principal amount of the Secured Notes held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived.

 Modifications of the Basic Agreement

  The Basic Agreement contains provisions permitting Fort James, the Lessee and the Trustee of each Pass Through Trust to enter into a supplemental trust agreement, without the consent of the holders of any of the Certificates of such Pass Through Trust, (i) to provide for the formation of such Pass Through Trust and the issuance of a series of Certificates, (ii) to evidence the succession of another corporation to Fort James or the Lessee and the assumption by such corporation of Fort James' or the Lessee's obligations with respect to one or more series of Certificates under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Fort James or the Lessee for the benefit of holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Fort James or the Lessee, (iv) to cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions with respect to matters or questions arising under the Basic Agreement as may be necessary or desirable, provided such action shall not adversely affect the interests of the holders of such Certificates, or to correct any mistake, (v) to modify, eliminate or add to the provisions of the Basic Agreement or the applicable Trust Supplement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act and to add to the Basic Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, (vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement or the applicable Trust Supplement as shall be necessary to facilitate the administration of the Pass Through Trusts thereunder by more than one Trustee,
(vii) to correct or supplement the description of any property constituting property of such Pass Through Trust and (viii) to make any other amendments or modifications to the Basic Agreement or applicable Trust Supplement, provided such amendments or modifications shall only apply to Certificates issued thereafter.

  The Basic Agreement also contains provisions permitting Fort James, the Lessee and the Trustee of a related Pass Through Trust, with the consent of the Certificateholders of such Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, and, with respect to any Leased Property, with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Pass Through Trust and the applicable Trust Supplement, or modifying the rights of the Certificateholders, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Secured Notes held in such Pass Through Trust or distributions in respect of any Certificate related to such Pass Through Trust, or change the date or place of any payment in respect of any such Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Pass Through Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Secured Note held in such Pass Through Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Secured Notes, (c) reduce the percentage of the aggregate fractional undivided interests of such Pass Through Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, or (d) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment except to increase the percentage of the aggregate fractional undivided interests of such Pass Through Trust required for such a waiver.

 Modification of Indenture and Related Agreements

  In the event that the Trustee, as the holder of any Secured Notes held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Lease or other document relating to such Secured Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Trustee shall request instructions from the Certificateholders of such Pass Through Trust as to whether or not to consent to such amendment, modification or waiver. The Trustee shall vote or consent with respect to such Secured Notes in such Pass Through Trust in the same proportion as the Certificates of such Pass Through Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Pass Through Trust shall have occurred and be continuing, the Trustee may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates.

 Termination of the Pass Through Trusts

  The obligations of Fort James, the Lessee and the Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Pass Through Trust. The Trustee will send to each Certificateholder of record of such Pass Through Trust notice of the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution to any Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination.

 Delayed Purchase

  A Prospectus Supplement may specify that, pending availability of some or all of the Secured Notes intended to be purchased with the proceeds of an issuance of Certificates, such proceeds may, as more fully described in such Prospectus Supplement, be (a) invested by the Trustee in United States government obligations or certain other limited investments described in such Prospectus Supplement ("Specified Investments"), in which event Fort James or the Lessee would be responsible for paying to the Trustee amounts equal to any loss on such investments and any deficiency in the earnings of such investments under the amount scheduled to be distributed on such Certificates in respect of interest and would be entitled to receive any earnings on such investments in excess of the amount so needed for distribution on the Certificates, or (b) used by the Trustee to acquire debt instruments issued on an interim basis by Fort James or by the Lessee and guaranteed by Fort James, in each case having an interest rate and payment provisions corresponding to the interest rate and payment provisions of the Secured Notes intended to be purchased with such proceeds and requiring repayment to the Trustee at the time the Trustee is to purchase such Secured Notes. Any such debt instruments will be secured by a collateral account that may be invested in Specified Investments or by other security described in the applicable Prospectus Supplement.

  To the extent that the full amount of the proceeds from the sale of any Certificates is not used to purchase Secured Notes on or prior to the date set forth in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis on a Special Distribution Date, together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium.

 The Trustee

  Except as otherwise provided in the Prospectus Supplement, Wilmington Trust Company will be the Trustee for each of the Pass Through Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Secured Notes, the Indentures, the Leases or other related documents. The Trustee shall not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such series. Subject to such provisions, such Trustee shall be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Certificates issued thereunder unless they shall have offered to the Trustee indemnity satisfactory to it. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Fort James and the Lessee and, with respect to the Leased Property, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

  The Trustee may resign with respect to any or all of the Pass Through Trusts at any time, in which event Fort James and the Lessee will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Pass Through Trust or becomes incapable of acting as Trustee or becomes insolvent, Fort James and the Lessee may remove such Trustee, or any Certificateholder of such Pass Through Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Pass Through Trust and appointment of a successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust related to a single offering of Certificates. All references in this Prospectus to the Trustee should be read to take into account the possibility that the Pass Through Trusts could have different successor trustees in the event of such a resignation or removal.

  The Basic Agreement provides that Fort James or the Lessee will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE SECURED NOTES

  The statements made under this caption are summaries and do not purport to be complete. Such statements are qualified in their entirety by, and reference is made to, the entire Prospectus and detailed information appearing in the applicable Prospectus Supplement.

  To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision of such Prospectus Supplement will control.

GENERAL

  All Secured Notes related to Leased Property and held in a Pass Through Trust will be issued under an Indenture between the related Owner Trustee of an Owner Trust for the benefit of the related Owner Participant, and the related Indenture Trustee. Such Secured Notes will be nonrecourse obligations of the applicable Owner Trust. Each such Secured Note will be authenticated under an Indenture by the Indenture Trustee.

  With respect to each Leased Property, the related Owner Trustee has acquired or will acquire such Leased Property and, unless otherwise provided in the Prospectus Supplement, has granted or will grant a lien on and a security interest in such Leased Property to the related Indenture Trustee as security for the payments of the related Secured Notes, and has leased or will lease such Leased Property to the Lessee pursuant to the related Lease which has been or will be assigned to the related Indenture Trustee. Pursuant to each such Lease, the Lessee will be obligated to make or cause to be made rental and other payments to the related Indenture Trustee on behalf of the related Owner Trustee in amounts that will be sufficient to make payments of the principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of such Secured Notes when and as due and payable.

PRINCIPAL AND INTEREST PAYMENTS

  Interest received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust. Principal received by the Trustee on the Secured Notes held in each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Pass Through Trust.

  If any date scheduled for any payment of principal, premium, if any, or interest with respect to the Secured Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

REDEMPTION

  The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the Secured Notes may be redeemed or purchased prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain redemptions or purchases and other terms applying to the redemptions or purchases of such Secured Notes.

SECURITY

  The Secured Notes to be held in the Pass Through Trusts will be secured by
(i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease or Leases with respect to the related Leased Property including the right to receive payments of rent thereunder,
(ii) an assignment of certain of such Owner Trustee's rights under the Parent Guaranty relating to such Leased Property, and (iii) to the extent provided in the applicable Prospectus Supplement, a mortgage or other security interest in such Leased Property or in construction contracts or other agreements, collateral accounts or other security, in each case subject to the rights of the Lessee under the Lease related thereto and other rights, if any, described in the applicable Prospectus Supplement.

  Under the terms of each Lease, the Lessee's obligations in respect of the related Leased Property will be those of a lessee under a "net lease." Accordingly, such Lessee will be obligated, among other things, to pay all costs and expenses of operating and maintaining the Leased Property. With respect to the Leased Property, the assignment by the related Owner Trustee to the related Indenture Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnification by such Lessee for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by such Lessee pursuant to such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant pursuant to such Lease and any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing. Such rights excluded from the assignment shall be referred to as "Excepted Payments."

  The applicable Prospectus Supplement will specify the required insurance coverage, if any, with respect to the Leased Property.

  Unless otherwise specified in the applicable Prospectus Supplement, the Secured Notes will not be cross-collateralized and consequently the Secured Notes issued in respect of any Leased Property will not be secured by any other Leased Property or the Lease related thereto. Unless and until an Indenture Event of Default with respect to a Leased Property has occurred and is continuing, the related Indenture Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

  Funds, if any, held from time to time by the Indenture Trustee with respect to any Leased Property, prior to the distribution thereof, will be invested and reinvested by such Indenture Trustee. Such investment and reinvestment will be at the direction of the Lessee, as agent for the related Owner Trustee (except in the case of a related Lease Event of Default under the applicable Lease) in certain investments described in the related Indenture. The net amount of any loss resulting from any such investments will be paid by such Lessee, as agent for such Owner Trustee.

ADDITIONAL NOTES

  Under certain circumstances and conditions as described in the applicable Prospectus Supplement, for the purpose of providing funds to finance the cost of certain modifications, alterations, additions, improvements or replacement parts to any particular item of Leased Property, a Lessee may cause the financing of such additional costs through the issuance and sale by the Owner Trustee of additional Secured Notes (the "Additional Notes").

  The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture. All rent and other amounts payable by the Lessee under the related Lease will be adjusted to the extent necessary to provide for rent and other amounts sufficient to provide for the payment, when due, of all scheduled payments of principal of, premium (except for those instances where such Lessee shall not be responsible for such premium), if any, and interest on the Secured Notes, including the Additional Notes so issued.

PAYMENTS AND LIMITATION OF LIABILITY

  Each Leased Property will be leased by the applicable Owner Trustee to the Lessee pursuant to a Lease for a term commencing not later than the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Secured Notes, unless previously terminated as permitted by the terms of such Lease. The basic rent or charter hire and other payments under each such Lease will be payable by the Lessee in accordance with the terms specified in such Lease and will be described in the applicable

Prospectus Supplement, and (other than Excepted Payments) will be assigned by the applicable Owner Trustee under the applicable Indenture to an Indenture Trustee to provide the funds necessary to pay principal and interest and, except in the limited circumstances set forth in the applicable Prospectus Supplement, premium, if any, due in respect of the Secured Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will the rental payments which the Lessee is obligated to make or cause to be made be less than the scheduled payments of principal and interest on the related Secured Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Secured Notes issued under the Indenture corresponding to such Lease, will be paid over to the applicable Owner Trustee. The Lessee's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of such Lessee.

  Except in certain circumstances involving a Lessee's purchase of Leased Property and the assumption of the Secured Notes related thereto, the Secured Notes will not be obligations of, or guaranteed by, the Lessee or Fort James. None of the Owner Trustees, the Owner Participants or the Indenture Trustees shall be personally liable to any holder of such Secured Notes for amounts payable under such Secured Notes, or, except as provided in the Indentures relating thereto in the case of the Owner Trustees and the Indenture Trustees, for any liability under such Indentures. Except in the circumstances referred to above, all amounts payable under any Secured Notes (other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the related Indenture with respect to such Leased Property or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by the Lessee under the related Lease).

  Except as otherwise provided in the related Indentures, no Owner Trustee shall be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under such Indentures or under the Secured Notes except for its own willful misconduct or gross negligence. None of the Owner Participants shall have any duty or responsibility under the Indentures or under such Secured Notes to the related Indenture Trustee or to any holder of any such Secured Note.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

  The Lessee and Fort James are prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets to another corporation unless the Lessee or Fort James, as the case may be, is the continuing corporation or, among other things, (a) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State or the District of Columbia or, in the case of Fort James, any other jurisdiction, and (b) the successor corporation shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative documents to which the Lessee or Fort James, as the case may be, is a party and which are to be performed thereby.

DEFEASANCE OF THE INDENTURES AND THE SECURED NOTES IN CERTAIN CIRCUMSTANCES

  Unless otherwise specified in the applicable Prospectus Supplement, the applicable Indenture will provide that the obligations of the related Indenture Trustee and the related Owner Trustee in respect of any series of Secured Notes issued in accordance with the terms of such Indenture shall be deemed to have been discharged and paid in full (except for certain obligations, including the obligations to register the transfer or exchange of Secured Notes, to replace stolen, lost, destroyed or mutilated Secured Notes and to maintain paying agencies and hold money for payment in trust) upon the irrevocable deposit with the related Indenture Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on such Secured Notes. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred.

  Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Secured Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Indenture Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Secured Notes will have no beneficial interest in or other rights with respect to the related Leased Property or other assets subject to the lien of such Indenture (other than amounts or obligations deposited to effect such discharge) and such lien shall terminate.

ASSUMPTION OF OBLIGATIONS BY LESSEE

  A Prospectus Supplement may specify that, with respect to any Leased Property and subject to the satisfaction of the conditions described in such Prospectus Supplement, the Lessee may, upon the exercise of any purchase and certain other termination options it may have under the related Lease, assume on a full recourse basis all of the obligations of the related Owner Trustee under the Indenture with respect to such Leased Property, including the obligations to make payments in respect of the related Secured Notes. In such event, the Lessee shall execute a supplemental indenture to the related Indenture (such supplemental indenture, together with the related Indenture, a "Company Indenture"). The Parent Guaranty will continue to apply to the Lessee's obligations. Unless otherwise specified in the applicable Prospectus Supplement, the Leased Property will continue to be subject to the lien of the Company Indenture, and the Company Indenture will incorporate certain relevant provisions of the Lease so terminated, including (among others) provisions relating to maintenance, possession and use of the related Leased Property, liens, insurance, possession and events of default.

THE PARENT GUARANTIES

  As described in the applicable Prospectus Supplement, Fort James will unconditionally guarantee the full and prompt payment of all amounts payable by the Lessee under the related Lease when and as such amounts shall become due and payable. Each Parent Guaranty shall be enforceable against Fort James without any requirement to enforce a Lease against the Lessee prior to enforcing such Lease against Fort James. Each Parent Guaranty will be an unsecured obligation of Fort James.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates by a Certificate Owner purchasing Certificates and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change by legislative, administrative or judicial action, possibly with retroactive effect, or to different interpretations. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, banks, tax-exempt organizations, foreign persons and corporations and Certificate Owners that hold Certificates as part of a hedging or conversion transaction or a straddle and persons whose functional currency is not U.S. dollars) may be subject to special rules and is restricted to a summary relating to Certificates and Secured Notes denominated in U.S. dollars. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners of a Pass Through Trust. In connection with each offering of Certificates, Fort James and the Lessee will receive an opinion from counsel specified in the applicable Prospectus Supplement, that, based upon the applicable law then in effect, the following discussion, as amended or supplemented by the applicable Prospectus Supplement, properly describes in general the anticipated principal United States federal income tax consequences of acquiring, holding and disposing of the Certificates.

  INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION DISCUSSED BELOW, IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

GENERAL

  Based upon an interpretation of analogous authorities under currently applicable law, each Pass Through Trust will be classified as a grantor trust (and not as an association taxable as a corporation) and each Certificate Owner will be treated as the owner of a pro rata undivided interest in the Secured Notes or any other property held in the applicable Pass Through Trust. Each Certificate Owner will be required to report on its federal income tax return its pro rata share of the entire income from the Secured Notes and any other property in the applicable Pass Through Trust, in accordance with such Certificate Owner's method of accounting. Thus, a Certificate Owner using the cash method of accounting will take into account its pro rata share of income as and when received by the Trustee in respect of the applicable Pass Through Trust, and a Certificate Owner using an accrual method of accounting will take into account its pro rata share of income as it accrues or is received by the Trustee in respect of the applicable Pass Through Trust, whichever is earlier.

  If a Pass Through Trust will hold more than one Secured Note, a purchaser of a Certificate will be treated as purchasing an interest in each Secured Note and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Certificate among such Secured Notes and other property in proportion to their fair market values at the time of purchase of the Certificate.

SALES OF CERTIFICATES

  A Certificate Owner that sells a Certificate will recognize gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income) and the Certificate Owner's adjusted tax basis in the Certificate. Subject to the market discount provisions of the Internal Revenue Code of 1986, as amended (the "Code") (described below), any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset and, if the Certificate was held for more than one year, will be long-term capital gain or loss. Any long-term capital gains realized generally will be taxable to corporate taxpayers at the rates applicable to ordinary income and to certain noncorporate taxpayers at a maximum marginal rate of 20%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

MARKET DISCOUNT

  A purchaser of a Certificate (other than an original purchaser of a Certificate at the offering price set forth in the applicable Prospectus Supplement) will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a "market discount" to the extent the remaining principal amount of such Secured Note allocable to such Certificate exceeds the purchaser's tax basis allocable to such Secured Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner will be subject to the market discount rules with regard to its interest in the Secured Note.

  In the case of a sale or other disposition of indebtedness subject to the market discount rules, gain, if any, from such sale or disposition must be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the indebtedness was held. If such indebtedness is disposed of in a nontaxable transaction, the accrued market discount (subject to certain exceptions) will be includible in ordinary income as if the Certificate Owner had sold the Certificate at its then market value.

  In the case of a partial principal payment on indebtedness subject to the market discount rules, such payment must be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously included in income.

  Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest method. A Certificate Owner may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described below regarding deferral of interest deductions will not apply. This election to include market discount in income currently , once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  If in any taxable year interest paid or accrued on a loan incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includible in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

  A taxpayer may elect to include market discount in its gross income currently. If such election is made, the rules described above regarding the treatment of certain gain as ordinary income and the deferral of interest expense will not apply to the taxpayer.

PREMIUM

  A Certificate Owner generally will be considered to have acquired an interest in a Secured Note held in the applicable Pass Through Trust at a premium to the extent the Certificate Owner's tax basis allocable to such Secured Note exceeds the remaining principal amount of the Secured Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner who holds such Certificate as a capital asset may elect to amortize that premium as an offset to interest income with corresponding reductions in the Certificate Owner's tax basis in its interest in the Secured Note. This election is made by claiming the bond premium on the Certificate

Owner's tax return. Generally, if the foregoing election is made such amortization is taken on a constant yield basis.

  Under current Treasury regulations, a holder of an obligation that may be called at a premium prior to maturity generally would not be entitled to determine the amount of amortizable bond premium by reference to an early call date, but may be allowed, if an early call occurred, to deduct all or part of any unamortized bond premium in the year of such call.

  Due to the complexities of the amortizable premium rules, particularly if there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium and the advisability of making an amortization election.

ORIGINAL ISSUE DISCOUNT

  Unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregation rules discussed below, the Secured Notes will not be issued with original issue discount. Under the aggregation rules set forth in the current Treasury Regulations, if one investor purchases Certificates issued by more than one Pass Through Trust, certain of that investor's interests in the Secured Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity, and yield to maturity. If such aggregation rules were applicable to an investor, such Secured Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners are urged to consult their own tax advisors regarding the application of the aggregation rules.

BACKUP WITHHOLDING

  Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts are allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund, provided the required information is furnished to the Internal Revenue Service (the "IRS"). Furthermore, certain penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                            CERTAIN DELAWARE TAXES

  The Trustee is a Delaware banking corporation with its principal corporate trust office in Delaware. Richards, Layton & Finger, counsel to the Trustee, has advised Fort James that, in its opinion, under currently applicable law, assuming that each Pass Through Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust for federal income tax purposes, (i) the Pass Through Trusts should not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof, and (ii) Certificate Owners who are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate or an interest therein. Neither the Pass Through Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on any Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Pass Through Trust. In general, should a Certificate Owner or a Pass Through Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new trustee in such other jurisdiction will be appointed.

                             ERISA CONSIDERATIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of a Plan must determine that the purchase and holding of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to Title I of ERISA or section 4975 of the Code. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                             PLAN OF DISTRIBUTION

  Certificates may be sold to one or more underwriters for public offering and sale by them or to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Certificates will be named in the applicable Prospectus Supplement.

  The Certificates may be sold at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the Certificates, including Certificates not listed on any securities exchange. Neither Fort James nor the Lessee intends to apply for listing of the Certificates on a national securities exchange. Fort James and the Lessee also may, from time to time, authorize underwriters acting as their agents to offer and sell the Certificates upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Certificates, underwriters may be deemed to have received compensation from Fort James and the Lessee in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Certificates for whom they may act as agent. Underwriters may sell Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  If a dealer is used directly by Fort James or the Lessee in the sale of Certificates in respect of which this Prospectus is delivered, such Certificates will be sold to the dealer, as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the Prospectus Supplement relating thereto.

  Certificates may be offered and sold through agents designated by Fort James and the Lessee from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named in, and any commissions payable by Fort James and the Lessee to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offers to purchase Certificates may be solicited directly by Fort James and the Lessee and sales thereof may be made by Fort James and the Lessee directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of Fort James or the Lessee will solicit or receive a commission in connection with direct sales by Fort James or the Lessee of the Certificates, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

  Any underwriting compensation paid by Fort James and the Lessee to underwriters, dealers or agents in connection with the offering of Certificates, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Fort James and the Lessee, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Fort James and the Lessee for certain expenses.

  Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, Fort James and its subsidiaries from time to time.

  If so indicated in an applicable Prospectus Supplement and subject to existing market conditions, Fort James and the Lessee will authorize dealers acting as Fort James' and the Lessee's agents to solicit offers by certain institutions to purchase Certificates at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Certificates sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Fort James and the Lessee. Contracts will not be subject to any conditions except the purchase by an institution of the Certificates covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the applicable Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Certificates pursuant to Contracts accepted by Fort James and the Lessee. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  If an underwriter or underwriters are utilized in the sale of any Certificates, the applicable Prospectus Supplement will contain a statement as to the intention, if any, of such underwriters at the date of such Prospectus Supplement to make a market in the Certificates. No assurances can be given that there will be a market for the Certificates.

  The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

                                LEGAL OPINIONS

  Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates and the Parent Guaranties will be passed upon for Fort James and the Lessee by Clifford A. Cutchins, IV, Senior Vice President, General Counsel and Corporate Secretary of Fort James, and for any agents or underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

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                                    EXPERTS

  The consolidated balance sheets of Fort James and subsidiaries as of December 31, 1997 and December 29, 1996, and the related consolidated statements of operations, cash flows and changes in capital accounts for each of the three years in the period ended December 31, 1997, included in Fort James 1997 Annual Report on Form 10-K, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein, and incorporated by reference herein. Such consolidated financial statements and supplemental consolidated financial statements have been incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

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